Exhibit 10.37

REDACTED VERSION

Region: National
Contract Number:

DISTRIBUTOR MOTOR FUEL AGREEMENT
PART 1
COVER PROVISIONS
This Distributor Motor Fuel Agreement (this “Agreement”) is made and executed as of January 23, 2018, by and between Sunoco, LLC (“Company”) whose address is 3801 West Chester Pike, Newtown Square, Pennsylvania 19073, and 7-Eleven, Inc. and SEI Fuel Services, Inc. (collectively, “Distributor”), whose address is 3200 Hackberry Road, Irving, Texas 76063, and states the terms and conditions under which Company will sell, and Distributor will purchase, Company's branded and unbranded gasoline (regular, plus and premium grades, and E-85 where applicable), diesel and kerosene.

1.1	GENERAL :

(a)
The term “Motor Fuel” as used in this Agreement means both branded and unbranded gasoline (regular, plus and premium grades, and E-85 where applicable), diesel and kerosene that is supplied and delivered by Company to Distributor for purposes of resale. To the extent such Motor Fuel is sold under branded trademarks, trade names, and trade dress owned by Company or branded trademarks, trade names and trade dress for which Company has the license to use and sublicense (the “Authorized Marks”), such Motor Fuel shall be deemed “Branded Motor Fuel” for purposes of this Agreement. Distributor's purchase and resale of Motor Fuel to Distributor's Locations (as defined below) consistent with Company's standards and image requirements and Authorized Marks, is the essence of this Agreement. In addition, Company may also make available to Distributor Company's branded motor oils, automotive lubricants and other products for resale by Distributor to its customers. For purposes of this Agreement, any supplier of Branded Motor Fuels, other than Company, shall be a “Branded Supplier.”

(b)
Each Distributor motor fuel station added or substituted as a location or a substituted location in accordance with this Agreement, or as otherwise mutually agreed to be added as a location by Company and Distributor, shall be hereinafter referred to individually as a “Location” and collectively as the “Locations.” The initial list of Locations subject to this Agreement is set forth on Schedule 1.1 hereto.

(c)
All Locations listed on Schedule 1.1 hereto on the date of this Agreement shall be “Base Locations.” Any Location added to Schedule 1.1 in substitution of a Base Location being removed from this Agreement shall be a “Substitute Location” and shall be considered as a Base Location upon being added to Schedule 1.1. Each Location is located in one of specific geographic regions as indicated on Schedule 1.1.

(d)
Distributor is required to add Locations anticipated to contribute [***] gallons of Motor Fuel for the 2018 Contract Year, [***] additional gallons of Motor Fuel for the 2019 Contract Year, [***] additional gallons of Motor Fuel for the 2020 Contract Year and [***] additional gallons of Motor Fuel for the 2021 Contract Year. Each such Location added in fulfillment of such obligation shall be deemed a “Growth Location” and shall not be considered a “Base Location.”

(e)	Schedule 1.1 shall also list the primary and secondary terminals (each, a “Terminal”) from which Motor Fuel will be supplied to a particular Location.

1.2	TERM:
The initial term of this Agreement shall be for a period of fifteen (15) contract years commencing April 1, 2018 (the “Effective Date”), and ending March 31, 2033 (the “Term”). “Contract Year” shall mean the period beginning on April 1 of each year and ending on March 31 of the following year during the Term. Contract Years shall be designated by the calendar in which the Contract Year commences; for example, the Contract Year commencing on April 1, 2018, shall be the 2018 Contract Year. During the period between the date of this Agreement and the Effective Date, all of the terms and conditions of this Agreement shall apply, except for the provisions of Sections 1.4(c), 1.5(b), 1.5(c), 1.6(b), 1.7 and 1.8.

1.3	BRAND REQUIREMENTS:

(a)
Distributor acknowledges and agrees that, with respect to certain Locations covered by this Agreement, Company has obligations to its suppliers that require such Locations to sell specific Branded Motor Fuels. Distributor agrees to continue to maintain the brands at Base Locations selling Branded Motor Fuels as shown on Schedule 1.1 through the Term, subject to Distributor’s right to substitute and remove Locations from this Agreement as provided herein. Distributor further acknowledges that any change of the brand of such Location or the removal of such Location from this Agreement (unless approved by Company or resulting from Company's breach of this Agreement) may cause Company to become obligated to pay reimbursement, damages or penalties to its suppliers with respect to such debranded or removed Location. The parties acknowledge and agree that the Branded Motor Fuel sold at any Location may not be changed during the Term without the mutual agreement of Company and Distributor, subject to removal and substitution of Locations from this Agreement as provided herein. The parties also acknowledge and agree that during the Term Company will not increase its capital reimbursement obligations to Branded Suppliers without the approval of Distributor, which approval will not be unreasonably withheld, delayed or conditioned.

(b)
Distributor shall indemnify, defend, and hold harmless Company from and against, for and in respect of the full amounts of, and shall pay and reimburse Company for, any and all losses, damages, claims, and penalties incurred or required to be paid, to the extent based upon, arising out of or resulting from Distributor debranding a Location prior to the expiration of the term of the applicable branding commitment for such Location to the extent such branding commitment is effective and all work has been completed prior to the closing (the “Closing”) under the Amended and Restated Asset Purchase Agreement dated January 23, 2018, by and among Distributor and certain affiliates of Company (the “Asset Purchase Agreement”), unless such debranding is in accordance with Distributor’s right to remove Locations in accordance with Section 1.5(c) hereof.

1.4	PRICES:

(a)
During the Term, the prices to be paid by Distributor for Motor Fuel purchased hereunder shall be determined in accordance with the applicable formula price that is specified in Schedule 1.4 hereto for each type and grade of Motor Fuel and delivery point (each, a "Formula Price"). The Formula Price for each gallon of Motor Fuel purchased hereunder shall be equal to the Base Cost plus the Supply Margin for the applicable geographic region plus the Transportation Freight Charge (to the extent freight is supplied by Company or its affiliates). A “Supply Margin” shall be as shown in Section 1.4(b) below for a particular geographic region, except that the Supply Margin for all Growth Locations shall be [***] per gallon without regard for a Growth Location’s particular geographic region. The “Transportation Freight Charge” shall be [***]. Distributor shall be responsible for all taxes and surcharges on the Motor Fuel purchased pursuant to this Agreement. For the avoidance of doubt, the Formula Price and Transportation Freight Charge shall not include any fees, mark-up, expense or other costs associated with Company’s or its affiliates’ breach of any agreement, including the Transportation Agreement (defined below), or surcharges, expenses or other cost imposed on Company or its affiliates due to its failure to meet any of its contractual obligations. The Formula Price and Transportation Freight Charges will not reflect other credits to the account of Distributor, including, without limitation, mystery shop, image capital and other incentives typically passed through to distributors, which such incentives shall be paid separately to Distributor.

(b)
The “Base Cost” shall be modeled on [***], and for unbranded bulk supplied Motor Fuel supplied to any Location, the Base Cost shall include the relevant index plus [***] minus the Distributor RINS Share set forth in the table below for the applicable Region, multiplied by the corresponding RINS Value (the “Applicable RINS Shares). For unbranded Motor Fuel supplied at the terminal rack to any Location, the Base Cost shall include the relevant index plus [***] minus the Applicable RINS Share. For all Branded Motor Fuel supplied at the terminal rack, the Base Cost shall include the relevant index plus [***] minus [***]% of the portion of the daily assessed value for the RINS (the “RINS Value”)[***]. For the avoidance of doubt, Sunoco, Stripes and 7-Eleven “branded” fuels are all deemed to be unbranded for purposes of this Section 1.4. The “Index” basis shall be the [***], mutually agreed upon by Company and Distributor) quote for the specific regions as shown below, and the applicable Supply Margin shall be the amount per gallon as shown below:

REGION	INDEX PRICE	SUPPLY MARGIN	DISTRIBUTOR RINS SHARE*
Central Texas / San Antonio	[***]	$[***] / gallon	[***]%
Corpus Christi / Valley	[***]	$[***] / gallon	[***]%
Houston / East Texas / Louisiana	[***]	$[***] / gallon	[***]%
Eastern New York	[***]	$[***] / gallon	[***]%
New England	[***]	$[***] / gallon	[***]%
New Jersey	[***]	$[***] / gallon	[***]%
Philadelphia / Pennsylvania / Delaware	[***]	$[***] / gallon	[***]%
Pittsburgh / Ohio / Indiana	[***]	$[***] / gallon	[***]%
Tennessee (Exxon and Shell)**	[***]***	$[***] / gallon	[***]%
Maryland/Northern Virginia / DC	[***]***	$[***] / gallon	[***]%
Southern Virginia / Richmond	[***]***	$[***] / gallon	[***]%
Carolinas Waterborne	[***]	$[***] / gallon	[***]%
Carolinas Pipe	[***]***	$[***] / gallon	[***]%
Northeast Florida	[***]	$[***] / gallon	[***]%
Southeast Florida	[***]	$[***] / gallon	[***]%
Western Florida	[***]	$[***] / gallon	[***]%
Growth Volume (Contracts Year 1 -4)	Per Region	$[***] / gallon	Per Region
* [***]
** [***].
*** [***].

(c)
Company and Distributor agree that in markets where [***] mutually agreed upon by Company and Distributor) provides more than one price quote for a particular grade of gasoline (CBOB or RBOB) relating to different RVP levels, the following schedule will be used to determine which price quote shall be used. For completeness, the following schedule also includes the general price quotes to be used by region:

DATES	RELEVANT ARGUS QUOTE
NYH CBOB
[***]	[***]
[***]	[***]
[***]	[***]
NYH RBOB
[***]	[***]
[***]	[***]
USGC CBOB
[***]	[***]
[***]
[***] Summer 7.8# dates set per CPL schedule	[***]
[***]

USGC RBOB
[***]	[***]
[***]
CHICAGO CBOB
[***]	[***]
[***]
CHICAGO RBOB
[***]	[***]
[***]
GROUP 3 CBOB
[***]	[***]
[***]

(d)
Company and Distributor acknowledge and agree that the Formula Price and the components thereof may need to be adjusted to meet Distributor’s Expected Annual Supply Margin and Adjusted Expected Annual Supply Margin (as those terms are defined in Section 1.5 below) commitments to Company when changes in regulatory environment (e.g., RINS) or other market conditions impact the Expected Annual Supply Margin and Adjusted Expected Annual Supply Margin in either direction. Company will provide monthly updates to Formula Price, as necessary.

(e)
Sunoco Retail LLC, an affiliate of Company will initially provide dispatch and delivery of Motor Fuels to all Locations pursuant to a Transportation Agreement dated as of the date of this Agreement and entered into between Distributor and Sunoco Retail LLC, provided that Distributor, by providing at least [***] days' notice to Sunoco Retail LLC (or such longer notice to align with requirements under third-party carrier agreements), may assume the obligation to take delivery of Motor Fuels from Company's designated delivery points for any one or more geographic regions; provided that any such transportation by Distributor or its carriers shall comply with and be subject to all other provisions of this Agreement.

(f)
Subject to Section 2.3, payments by Distributor to Company will be made on a net [***] day basis, payable by electronic funds transfer ("EFT"), and the parties shall cooperate in establishing the necessary EFT channel of payment.

1.5	MOTOR FUEL VOLUMES:

(a)	There will be no volume requirements during the period between the date of this Agreement and the Effective Date.

(b)
Distributor shall purchase the sufficient volumes of Motor Fuel from Company pursuant to this Agreement as shall be necessary to produce the Expected Annual Supply Margin in each Contract Year as set forth in Section 1.6 below and as adjusted pursuant to Section 1.7. “Expected Annual Supply Margin” has been calculated by multiplying anticipated geographic region volume purchases by Distributor for Base Locations by the Market Supply Margin for the applicable geographic regions and adding to that the Distributor’s volume commitments for Growth Locations multiplied by [***]. The annual contract volume that Distributor is obligated to purchase during any Contract Year of this Agreement shall be subject to change as agreed to by the parties.

(c)	Removal of Location Annual Supply Margin.
[***]

(d)
To the extent that any Base Location is not fully operational as of the Effective Date, whether due to construction, repairs or otherwise, the Location Annual Supply Margin for such Base Location shall be reduced pro rata for the amount of time between the Effective Date and the date such Location is fully operational, and the Expected Annual Supply Margin shall be reduced accordingly until such time as the Base Location is fully operational.

1.6	EXPECTED ANNUAL SUPPLY MARGIN

(a)	There will be no Expected Annual Supply Margin requirements during the period between the date of this Agreement and the Effective Date.

(b)
Company and Distributor acknowledge and agree that this Agreement is a “take or pay” agreement, and that the intent of the pricing structure described in this Agreement is to ensure that Company realizes the Expected Annual Supply Margin during each Contract Year, as adjusted pursuant to Section 1.5(c), Section 1.7 and Section 1.9. During the initial Contract Year hereof, the Expected Annual Supply Margin shall be [***] for Base Locations and [***] for Growth Locations. In the second Contract Year hereof, [***] for Base Locations and [***] for Growth Locations. In the third Contract Year hereof, [***] for Base Locations and [***] for Growth Locations. For each Contract Year thereafter, [***] for Base Locations and [***] for Growth Locations. During the full Term of this Agreement, the aggregate Expected Annual Supply Margin for Base Locations and Growth Locations is [***] (the “Aggregate Expected Supply Margin”). The above Expected Annual Supply Margins are all subject to adjustment pursuant to Section 1.5(c), Section 1.7 and Section 1.9.

1.7	SHORTFALLS:

(a)
To the extent that Distributor fails to purchase sufficient Motor Fuel from Company to provide to Company at least [***]% of the Expected Annual Supply Margin for a Contract Year, (i) Distributor will be required to pay to Company an amount of cash which, when added to the Annual Supply Margin actually attained by Company in such Contract Year, would equal the Guaranteed Minimum Payment for such Contract Year (such payment, a “Make-Up Payment”) and (ii) any Shortfall (defined below) will be added to Expected Annual Supply Margin for the following Contract Year to create an Adjusted Expected Annual Supply Margin for the following Contract Year. The “Guaranteed Minimum Payment” for any Contract Year shall be an amount equal to [***]% of the Expected Annual Supply Margin for such Contract Year plus any Shortfall of Adjusted Expected Annual Supply Margin from the previous Contract Year. The “Annual Supply Margin” attained by Company for any Contract Year shall be the amount calculated by multiplying the number of gallons of Motor Fuel (per type and grade) purchased by Distributor in a Contract Year by the applicable supply margin cents-per-gallon amount paid to Company for each such gallon of purchased Motor Fuel in such Contract Year. The difference between (A) the Adjusted Expected Annual Supply Margin for a Contract Year and (B) the sum of the amounts received by Company from the actual Annual Supply Margin for such Contract Year, plus any Make-Up Payment for such Contract Year shall be a “Shortfall.” Make-Up Payments will be paid no later than sixty (60) days following the end of a Contract Year. At the end of the Term, all Shortfall from the current Contract Year shall be required to be paid at such time, so that Company shall have received at least the Aggregate Expected Supply Margin by such date.

(b)
As an example, if, in the initial Contract Year of the Term, the total Expected Annual Supply Margin is $109,254,266, the Guaranteed Minimum Payment for the initial Contract Year would be $[***]. If the Annual Supply Margin attained by Company for the initial Contract Year is $105,000,000, Distributor would be required to pay to Company a Make-Up Payment of $[***]. After giving effect to the Make-Up Payment, the Shortfall for the initial Contract Year would be $[***]. This Shortfall would be carried forward to increase the succeeding year’s Guaranteed Minimum Payment and Adjusted Expected Annual Supply Margin.

For the second Contract Year, the total Expected Annual Supply Margin is $[***] and the Adjusted Expected Annual Supply Margin is $[***]. The Guaranteed Minimum Payment for the second Contract Year would be $[***] plus the $[***] Shortfall from the previous year). If the Annual Supply Margin attained by Company for the second Contract Year is $[***], Distributor would be required to pay to Company a Make-Up Payment of $[***]. After giving effect to the Make-Up Payment, the Shortfall for the second Contract Year would be $[***]. This Shortfall will be carried forward to increase the succeeding year’s Guaranteed Minimum Payment and Adjusted Expected Annual Supply Margin.

If, on the other hand, Company’s Annual Supply Margin was $[***] in the initial Contract Year, and thus exceeded the Guaranteed Minimum Payment, no Make-Up Payment would be required, and the Shortfall in that case of $[***] would be added to the Guaranteed Minimum Payment for the second Contract Year and used to calculate the Adjusted Expected Annual Supply Margin.

1.8	OVERLIFTING AND PRICE ADJUSTMENTS:

(a)
To the extent that Distributor purchases Motor Fuel from Company in any Contract Year sufficient to provide to Company more than 100% of the Expected Annual Supply Margin for such Contract Year (as adjusted for any Shortfall from the previous Contract Years pursuant to Section 1.7), Company will rebate to Distributor an amount determined by calculating the difference between the actual Annual Supply Margin attained for such Contract Year and the Annual Supply Margin that would have been attained if each gallon of Motor Fuel purchased after 100% of the Expected Annual Supply Margin had been attained in a Contract Year had a Supply Margin of [***] per gallon rather than the supply margin for the applicable geographic region for such purchased gallon. Such rebates will be paid no later than sixty (60) days following the end of a Contract Year, and may be paid by offsetting rebate amounts against amounts owed by Distributor to Company under this Agreement. Notwithstanding the foregoing, Company agrees that, to the extent 100% of the Expected Annual Supply Margin has been attained in a Contract Year, it will use commercially reasonable efforts to adjust current invoices and bills of lading to Distributor at such time, so that the effective Supply Margin charged going forward per gallon would be [***] per gallon rather than the Supply Margin for the Base Locations in an applicable geographic region for such purchased gallon through the end of the Contract Year.

(b)
Company will provide to Distributor a quarterly certification of Motor Fuel volumes purchased and progress toward Expected Annual Supply Margin and Adjusted Expected Annual Supply Margin no later than thirty (30) days following the end of each quarter. Within thirty (30) days of the end of each year, Company will provide to Distributor a certification of Adjusted Expected Supply Margin for the then current year. The quarterly and annual certifications shall be subject to review pursuant to Section 1.13.

1.9	SUBSTITUTION OF LOCATIONS; GROWTH LOCATIONS:

(a)
Except as otherwise provide in, and in addition to the removal rights contained in, Section 1.5(c), Distributor, upon ninety (90) days’ prior written notice to Company, shall have the right to remove from this Agreement, in its sole discretion, any one or more Locations then covered under this Agreement, due to: (i) a sale of the Location to an unrelated third party; (ii) the expiration or termination of a lease with an unrelated third party, except for Locations shown on Schedule 1.1 hereto that that were not leased from a third party prior to the Effective Date, and/or (iii) a permanent removal of the Location from use as a retail gasoline facility. Except as otherwise provided in Section 1.5(c), the removal of a Location shall not affect the Expected Annual Supply Margin due to Company. Distributor acknowledges its obligations pursuant to Section 1.3(b) to the extent the removal of a Location, other than in accordance with Section 1.5(c), causes Company to become obligated to pay reimbursement, damages or penalties to its suppliers with respect to such removed Location.

(b)
Except as provided in Section 1.5(c), upon the removal of a Base Location from this Agreement, Distributor shall be obligated to promptly replace the removed Base Location with a substituted Location (a “Substituted Location”) that meets with Company’s approval, which approval will not be unreasonably withheld, delayed or conditioned. Company will consider the following criteria (among other matters): (i) the brand of the Substituted Location; (ii) the anticipated Annual Supply Margin contribution of the Substituted Location; (iii) the geographic region and primary delivery point of the Substituted Location; (iv) the existing brand image of the Substituted Location; and (v) whether the Substituted Location will create a potential conflict with any other existing Company supplied branded retail gasoline station. Any Substituted Location will have the Supply Margin of its applicable geographic region.

(c)
If Distributor sells a Base Location that is subject to Company’s branded supply obligations to an unrelated third party free of such brand supply obligations, Distributor shall indemnify Company as required by Section 1.3(b), and the Location Annual Supply Margin obligation attributable to such sold Base Location shall not be removed from the Expected Annual Supply Margin. If Distributor sells a Base Location to an unrelated third party subject to Company’s branded supply obligations, Distributor’s obligations under Section 1.3(a) shall continue to apply, and the Location Annual Supply Margin obligation attributable of such sold Base Location shall not be removed from the Expected Annual Supply Margin; however, any supply margin earned by Company with respect to such sold Base Location following such sale shall be credited toward the Distributor’s Expected Annual Supply Margin obligation.

(d)
Distributor upon thirty (30) days’ prior written notice to Company, shall have the right, but not the obligation, to add any one or more new Growth Locations, subject to the consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed. Any new Growth Location will have a Supply Margin of [***] per gallon. If Company rejects the addition of a Growth Location for any reason other than that (i) such Location will create a potential conflict with any other existing Company supplied retail gasoline station or (ii) Company is unable to supply such proposed Growth Locations on a commercially reasonable basis, then Expected Annual Supply Margin and Adjusted Expected Annual Supply Margin shall be reduced by the anticipated Location Annual Supply Margin proposed for such rejected Growth Location for the duration of the term of this Agreement effective as of the thirtieth (30th) day after such notice.

(e)
The parties acknowledge and agree that Distributor intends to remove from this Agreement the Locations identified as belonging to the [***]geographic region. At the time of such removal, Distributor shall assume any reimbursement or other obligations relating to unamortized image or incentive monies and any liquidated damages or other monetary obligations that may arise with respect to branding commitments applicable to the [***] Locations in [***] geographic region. Distributor shall not assume, and Company will remain liable for, any such obligations to [***] in excess of $[***], the estimated amount of such damages as of December 20, 2017. Company will retain any obligations relating to any reimbursement or other obligations relating to unamortized image or incentive monies and any liquidated damages or other monetary obligations that may arise with respect to branding commitments applicable to the [***] Locations in the [***] geographic region. At the time of such removal, such Locations shall no longer be deemed “Locations” hereunder.

(f)
Notwithstanding anything in this Agreement to the contrary, Distributor will be permitted to sell the Base Location located at [***] (the “[***] Site”). In the event of such sale, the Supply Margin of the [***]Site will be removed from the Expected Annual Supply Margin due to Company, unless such sale occurs before [***], in which case the Supply Margin attributable to the [***]Site will remain in Expected Annual Supply Margin until and be removed from Expected Annual Supply Margin as of, October 1, 2025, although the parties may agree to allocate the Expected Annual Supply Margin for the [***]Site over a longer period.

(g)	Upon the removal, substitution or addition of any Locations in accordance herewith, the applicable Schedules hereto shall be adjusted accordingly.

1.10	STATE OF EMERGENCY:
During any State of Emergency declared by the President of the United States or any similar declaration made by any federal, state or local governmental authority, Company may elect, with Distributor’s consent, which is not to be unreasonably withheld, conditioned or delayed, to suspend on a temporary basis the application of pricing terms of this Agreement in the affected area and to charge instead the then published Branded Motor Fuel rack price in effect at the time and place of delivery. The duration of time this suspension of the Formula Price construct remains in effect shall be determined by Company, but in no case will exceed a period of six (6) months. Company shall not treat Distributor materially different than other customers of Company affected by the State of Emergency

1.11	RIGHT OF FIRST OFFER:
Distributor and Company acknowledge that Distributor intends to add sites to its base during the term of this Agreement. To the extent permitted by Distributor’s contractual obligations, whether existing or arising from future acquisitions during the first two years of the term of this Agreement, Distributor will endeavor to notify Company of the addition of sites and grant Company the right to propose volumes and pricing for retail fuel supply to such new sites, but not on a "take or pay" basis. Distributor will consider such proposals, but will not be obligated to accept such proposals if Distributor determines, in its good faith business judgment, that the proposal is not in Distributor's best interest.

1.12	CREDIT AND DEBIT CARD REQUIREMENTS:
Company shall make available to Distributor, and Distributor shall use Company's credit and debit card program consistent with all requirements of this Agreement. All fees associated with Company’s credit and debit card program, shall be on terms described in Part 3. In addition, Distributor is required to participate in Company's Electronic Point of Sale ("EPOS") program as described in PART 3.
[***]

1.13	QUARTERLY REVIEWS:
Company and Distributor shall hold quarterly meetings to review dealings pursuant to this Agreement. The parties shall attempt to settle any disputes concerning costs, pricing, volumes, Expected Annual Supply Margin, Adjusted Expected Annual Supply Margin, Shortfalls and Make-Up Payments using commercially reasonable efforts. Other matters of review shall be supply cost, allocation issues, the addition and removal of Locations, Supply Margins and Growth Locations, quarterly estimated payments, RINS share, interchange fees, terminal charges, fuel branding and all applicable incentives.

1.14	CERTAIN OFFSET RIGHTS:
Pursuant to a guarantee dated as of the date of this Agreement (the “Guarantee”), Company is a co-guarantor of the obligations of its affiliates that are sellers (the “Affiliated Sellers”) under the Asset Purchase Agreement. In the event of a Claim Subject to Escrow, the Affiliated Sellers are obligated to deposit into the Indemnity Escrow Account the amounts so required by Section 8.15 of the Asset Purchase Agreement. To the extent such obligations are unsatisfied for one Business Day, Company shall deposit with the Escrow Agent the amounts required to be deposited by Affiliated Sellers pursuant to Section 8.15(b) of the Asset Purchase Agreement.
Additionally, for any indemnification claim made by a Buyer Indemnified Party under the Asset Purchase Agreement, in the event (a) of any decision, judgment, arbitration award or other award rendered by a Governmental Entity of competent jurisdiction (which decision, judgment, arbitration award or other award need not be final and non-appealable) in respect of such indemnification claim, (b) of a settlement, adjustment or compromise in respect of such indemnification claim agreed to by the parties to the Asset Purchase Agreement (or, in respect of a third party claim for which Affiliated Sellers acknowledge their indemnification obligations, a settlement made in accordance with the parameters set forth in the Asset Purchase Agreement), or (c) the Buyers and Affiliated Sellers arrive at a mutually binding agreement in respect of such indemnification claim, Affiliated Sellers shall be obligated to pay such amounts to Distributor and the other Buyers. If this payment obligation is not satisfied, Distributor shall have the right to deliver to Company a demand pursuant to the Guarantee for such amounts. If this demand is not satisfied after one Business day, Distributor shall have the right to give a further notice to Company of its election to off-set all Losses due, owing and unpaid by Affiliated Sellers in respect of such indemnification claim against amounts owed by Distributor to Company under this Agreement. If Distributor so elects to off-set such Losses, Company shall, within three Business Days following receipt of such off-set notice, refund the full amount of such Losses to Buyers from funds paid to Company under this Agreement. Notwithstanding the foregoing, to the extent there are funds in the Indemnity Escrow Account in respect of such indemnification claim, Buyers shall first satisfy Losses in respect of such claim with such funds in the Indemnity Escrow Account prior to seeking to off-set remaining Losses against amounts owed to Company under this Agreement in accordance with the above.
Capitalized terms used, but not defined herein, have the meanings ascribed to such terms in the Asset Purchase Agreement.

Parts of Distributor Motor Fuel Agreement:

Part 1     Cover Provisions
Part 2     General Provisions
Part 3     Credit and Debit Card Acceptance Provisions
Part 4     Standards and Image Provisions
Part 5     Cooperative Advertising Allowance Program
Part 6     Survivorship

Schedule 1.1	Base Locations, Geographic Regions, Primary & Secondary Terminals and Brands

Schedule 1.4	Formula Price per type and grade of fuel

Schedule 1.5	Base Location Annual Supply Margin (volumes x supply margin)

Schedule 2.1	Initial Casualty Sites

Schedule 2.8	EPOS Equipment Rental Rates

Schedule 3.9	EPOS Program and Credit Card Fees

Schedule 4.5	Combined Branding Standards

The parts listed above constitute provisions of this Agreement, and are incorporated herein and made a part hereof for all purposes.

Note to Distributor: This is a binding legal document containing several Parts. You should carefully read each Part before signing in the space provided below.

Executed as of January 23, 2018.

DISTRIBUTOR:     7-ELEVEN, INC.

By:    /s/Bentley Tison________________________

Title:    Senior Vice President Acquisition Integration

SEI FUEL SERVICES, INC.

By:    /s/ Marc Clough________________________

Title:    President_____________________________

COMPANY:     SUNOCO, LLC

By:    /s/ Joseph Kim________________________
Chief Executive Officer _______________

DISTRIBUTOR MOTOR
FUEL AGREEMENT

PART 2

GENERAL PROVISIONS

Copyright Sunoco, LLC

Table of Contents

PART 1		1
1.1	GENERAL	1
1.2	TERM	2
1.3	BRAND REQUIREMENTS	2
1.4	PRICES	2
1.5	MOTOR FUEL VOLUMES	5
1.6	EXPECTED ANNUAL SUPPLY MARGIN	5
1.7	SHORTFALLS	6
1.8	OVERLIFTING AND PRICE ADJUSTMENTS	7
1.9	SUBSTITUTION OF LOCATIONS; GROWTH LOCATIONS	7
1.10	STATE OF EMERGENCY	9
1.11	RIGHT OF FIRST OFFER	9
1.12	CREDIT AND DEBIT CARD REQUIREMENTS	9
1.13	QUARTERLY REVIEWS	9
1.14	CERTAIN OFFSET RIGHTS	9
PART 2		12
2.1	MOTOR FUEL CONTRACT VOLUME	15
2.2	DELIVERY AND RECEIPT OF PRODUCTS	16
2.3	TERMS AND METHODS OF PAYMENT	17
2.4	RIGHT OF OFFSET: SECURITY INTEREST	19
2.5	RIGHT OF RECOUPMENT	19
2.6	TRADEMARKS, TRADE NAMES AND TRADE DRESS	19
2.7	RETAIL LOCATIONS AND COMPANY'S EQUIPMENT	20
2.8	ELECTRONIC-POINT-OF-SALE, PAYMENT METHODS & PROCESSING EQUIPMENT	21
2.9	PRODUCT SPECIFICATIONS AND WARRANTY	23
2.10	MAINTENANCE OF QUALITY AND BRAND	23
2.11	TAXES, LICENSES AND PERMITS	24
2.12	COMPLIANCE WITH LAWS	24
2.13	MOTOR FUEL SAFETY REQUIREMENTS	25
2.14	HAZARDOUS SUBSTANCE	25
2.15	RELATIONSHIP OF THE PARTIES	26
2.16	LIABILITY OF THE PARTIES; INDEMNIFICATION	26
2.17	INSURANCE	27
2.18	ENFORCEMENT; APPLICABLE LAW; RENEWAL, NON RENEWAL AND TERMINATION	28
2.19	ASSIGNMENT	29
2.20	REPRESENTATIONS OF DISTRIBUTOR	30
2.21	MISCELLANEOUS	31
2.22	BILLBOARD LEASES	32
PART 3		33
3.1	CREDIT AND DEBIT CARD SALES	33
3.2	ACCEPTANCE OF CARDS AND OTHER PAYMENT METHODS	34
3.3	COLLECTION OF CARD SALES	35

3.4	REJECTED CREDIT CARD SALES	35
3.5	REPRESENTATIONS AND INDEMNIFICATION	35
3.6	REMEDIES OF COMPANY	35
3.7	ASSIGNMENT OF CARD SALES TO THIRD PARTY	35
3.8	PCI COMPLIANCE	36
3.9	EPOS PROGRAM AND CREDIT CARD FEES	36
PART 4		37
4.1	IMAGE	37
4.2	MINIMUM STANDARDS AND REQUIREMENTS	37
4.3	TREATMENT OF DEFICIENCIES	39
4.4	STANDARDS AND REQUIREMENTS CHANGES	39
4.5	COMBINED BRANDING STANDARDS	39

DISTRIBUTOR MOTOR FUEL AGREEMENT

PART 2

GENERAL PROVISIONS

2.1	MOTOR FUEL CONTRACT VOLUME

(a)
Company shall make available for sale to Distributor and Distributor shall purchase from Company at least the sufficient volumes of Motor Fuel as specified in Part 1, Section 1.5, to achieve the Expected Annual Supply Margin subject to any adjustments made pursuant to other provisions of this Agreement. Such purchases shall be subject to and in accordance with Section 1.5 of this Agreement.

(b)
The volumes of Motor Fuel specified in Part 1, Section 1.5 may be allocated, or the availability thereof may be temporarily reduced, suspended, or delayed by Company or other Branded Suppliers, all without liability to Distributor for any resulting losses, when and to the extent Company or its Branded Suppliers, in their sole judgment determine that events, circumstances, or conditions necessitate allocation, reduction, suspension, or delay, such as those classified as, or resulting in, commercial impracticability to Company or its Branded Suppliers, or impossibility of performance by Company or its Branded Suppliers. The types of events, circumstances, and conditions that will give rise to allocation, reduction, suspension or delay by Company or its Branded Suppliers, include, but are not limited to the following: changes that take place with respect to anticipated sources of raw materials, product supplies, or manufacturing, transportation, storage, or loading facilities (including cost increases to Company for same that cannot be satisfactorily included in the price of Motor Fuel covered by this Agreement, or otherwise passed on to Distributor); non-availability, loss, disruption, or breakdown in facilities; environmental protection, health, safety, or other regulatory obligations imposed with respect to products or facilities; labor disputes; weather conditions; or acts or omissions of other customers of Company. Company may, but is under no obligation to Distributor, to correct and remedy such events, circumstances, and conditions, and their effects upon Company's performance of this Agreement. Company shall notify Distributor of the nature of any temporary reduction, suspension, or delay, when reasonable to do so. Notwithstanding the foregoing, Company agrees that it will not discriminate against Distributor in the event of any allocation, reduction, suspension or delay pursuant to this paragraph.

In addition, Distributor’s required purchase of Motor Fuel as specified in Part 1, Section 1.5, and Company’s Expected Annual Supply Margin will be adjusted as agreed for any period of allocation, reduction, suspension or delay in Company’s delivery of Motor Fuel to Distributor.

(c)
Company reserves the right, exercisable as and when Company may determine, to alter (which includes rights of all suppliers, the right to add, to reduce, discontinue, modify, or otherwise change, as suppliers may determine and implement) the number, quality, grade, type, composition, color and specifications of Motor Fuels; to alter dispensing and storage equipment used in connection with Motor Fuels purchased hereunder, and to alter or withdraw Distributor’s right to use any Authorized Marks relating to Branded Motor Fuels, all without liability to Company for losses and damages resulting therefrom; provided that no such modifications or changes shall result in Motor Fuels that do not comply with Section 2.9, Section 2.12(a) or with then-current industry and governmental specifications.

(d)
Notwithstanding any other provision of this Agreement, upon not less than thirty (30) days’ prior written notice to Distributor, Company in its sole discretion shall have the right to discontinue the manufacture or sale of any particular type and/or grade of Motor Fuel. In such event this Agreement shall terminate as to such Motor Fuel so discontinued, but shall remain effective for all other types and grades of Motor Fuel. Distributor’s required purchase of Motor Fuel as specified in Part 1, Section 1.5, and Company’s Expected Annual Supply Margin will be adjusted as agreed to account for any such discontinuation.

(e)
In addition, notwithstanding any other provision of this Agreement, Distributor’s required purchase of Motor Fuel as specified in Part 1, Section 1.5, and Company’s Expected Annual Supply Margin will be adjusted as agreed for any period of allocation, reduction, suspension or delay in Company’s delivery of Motor Fuel to Distributor sites, or in Distributor’s ability to receive delivery of Motor Fuel to Distributor sites or to sell Motor Fuel to the public, due to casualty, including, as of the date hereof, with respect to those sites set forth on Schedule 2.1.

2.2	DELIVERY AND RECEIPT OF PRODUCTS

(a)
At such time as Distributor assumes delivery obligations for purchases of Motor Fuel pursuant to this Agreement, all deliveries of Motor Fuel shall be made to Distributor from Company at the primary or secondary delivery points shown on Schedule 1.1, subject to the following:

(i)	Distributor shall strictly comply with all applicable rules and regulations of terminals and facilities at which Distributor receives Motor Fuel from Company.

(ii)
Any special delivery equipment required to make deliveries to Distributor shall, at Company's option, be provided by Distributor or by Company, at Distributor's expense. Distributor shall not affix or store equipment at Company's delivery facilities without prior written approval of, and upon terms and conditions required by Company. All such equipment shall be removed upon request by Company.

(iii)
Distributor shall ensure that all: (i) Distributor's employees, agents and or employees of contract carriers, or others hired by Distributor to deliver Motor Fuel purchased herein are fully qualified to operate and load vehicles used in the transportation and delivery of Motor Fuel. Distributor shall be responsible for any failure of such employees, agents or contract carriers to comply with applicable laws and follow safe practices and to observe Company's rules and regulations while at Company's or exchange terminals; (ii) trucks, tank trailers and lines are clean and ready to receive Motor Fuel, so that such fuel is not mixed, blended, or adulterated with any other substance or product.

(iv)
To the extent Distributor does not utilize Company for delivery of fuel to Locations, Distributor shall provide and maintain suitable equipment (trucks, tank trailers and lines) for purposes of receiving Motor Fuel at the point of delivery, based on that terminal or facility's requirements, certifying that such equipment is safe to accept Motor Fuel. Company may refuse to deliver Motor Fuel to Distributor when Company, in its sole judgment, believes Distributor's equipment is not suitable.

(v)
Title and risk of loss on all products and Motor Fuel covered by this Agreement shall pass to Distributor at time and place of delivery. Motor Fuel shall be deemed delivered when it reaches the flange connecting the hose of the delivery facility with the intake pipe of Distributor's equipment used for receiving such Motor Fuel. If Company or its affiliates are transporting Motor Fuel to Locations, title and risk of Loss shall pass to Distributor at the time such Motor Fuel reaches the flange connecting the hose to the delivery vehicle with the intake pipe at the Location.

(vi)
Terminal owner’s and operator’s meters and other measuring devices shall be deemed conclusive as to quantities delivered to Distributor, unless either party notifies the other within twenty-four (24) hours after delivery.

(vii)
Company, upon giving Distributor reasonable written notice, may discontinue making deliveries of Motor Fuel at the delivery points as shown on Schedule 1.1 or any other delivery points agreed to hereunder by Company and Company shall make Motor Fuel available for delivery to Distributor at Company's terminal or other supply points as designated by Company.

(viii)
Distributor, upon giving Company one hundred eighty (180) days’ written notice, or such longer notice as required under the applicable third-party carrier agreement, may cause Company to discontinue making deliveries of Motor Fuel at the delivery points as shown on Schedule 1.1 or any other delivery points agreed to hereunder by Company, to any geographic region , and Company shall make Motor Fuel available for delivery to Distributor at Company's terminal or other supply points as designated by Company.

(b)
Distributor agrees that its personnel will not, and will ensure that its common carriers (if any) will not, enter any delivery point set forth on Schedule 1.1 of this Agreement under the influence of alcohol or any controlled substance. Furthermore, Distributor will comply and will cause any common carriers to comply with all applicable drug and alcohol related federal, state and local law, codes and ordinances.

(c)
Distributor acknowledges and agrees that the primary and secondary terminals or supply points shown for a Location on Schedule 1.1 shall not be changed without Company’s prior consent, and the applicable Market Supply Margins and site specific charges for a Location shall apply with respect to such Location unless Company has expressly agreed otherwise in writing.

2.3	TERMS AND METHODS OF PAYMENT

(a)
Unless Company has established other terms and methods of payment, Distributor will pay Company for all Motor Fuel when purchased at delivery points, on [***] day credit terms. Upon a material degradation in Distributor’s credit or recurring late payments by Distributor, Company may, upon written notice to Distributor, make reasonable adjustments to such three day credit terms in accordance with such terms provided to Distributor in writing; provided, however, that Company must first provide Distributor with a default notice specifying in reasonable detail the nature of such degradation or recurring failure and provide Distributor with a period of ten (10) days after receipt of such written notice to cure such degradation.

(b)
All terms and methods of payment shall be deemed a part of this Agreement. If Distributor does not comply with credit terms or methods of payment, upon three (3) days prior written notice to Distributor, Company may suspend availability of Motor Fuel and other products at delivery points to Distributor without having liability to Distributor, and without releasing Distributor hereunder. Notwithstanding the foregoing, no such prior written notice shall be required by Company if Distributor fails to pay amounts due to Company hereunder as and when due. The right to change terms and methods of payment and suspend availability of Motor Fuel and other products at delivery point to Distributor shall be in addition to and not in substitution for, other rights and remedies available to Company.

(c)
Distributor hereby authorizes Company as evidenced by Distributor's signature on Company's “EFT/DTC Authorization Form" or other Company provided Electronic Funds Transfer Authorization Forms, to draw product purchases and other such charges as mutually agreed upon, directly from Distributor's designated bank account consistent with Company's credit guidelines. If insufficient funds are in Distributor's designated bank account to pay in full sums owed by Distributor to Company upon draft presentation during the term of this Agreement, Company reserves the right to require Distributor to make such payments (product and others) in full on the required payment date by wire transfer or by such other methods as Company in its sole discretion requires.

(d)
Company will make diligent efforts to invoice accurately, to provide an account statement, and to correct errors when discovered. In the event an over-billing occurs, Company will promptly, within ten (10) days, barring third party delays, credit Distributor's account and if an under-billing occurs, Distributor shall pay Company additional amounts that are due within ten (10) days of receipt of corrected invoices or statements of account or by such other date as mutually agreed upon by Company and Distributor. Distributor has sole responsibility to insure proper use of terminal product authorization numbers, loading cards, or other customer specific terminal access numbers issued to Distributor, by Distributor's drivers or designated common carriers. In the event improper use of terminal access numbers cause an incorrect billing, Distributor may be charged a reasonable processing fee as established by Company from time to time.

(e)
All unpaid accounts owing to Company by Distributor shall bear interest from the due date until paid, at rates established by Company or by law. Company's right to collect a finance charge does not operate as a waiver against Company's right of termination herein for Distributor's failure to pay sums owed when due. Checks or drafts returned unpaid by Distributor's bank for any reason shall be assessed, and Distributor shall pay a returned check charge based upon a percentage of the amount or face value of the check or draft as such percentage may be established by Company from time to time, not to exceed maximum fees as established by applicable state usury laws. Company and Distributor agree that such percentage will be [***]% as of the date of this Agreement, but may be changed at the discretion of Company pursuant to the foregoing. All payments shall be made by Distributor without offset or counterclaim. In the event suit is brought to collect unpaid accounts or other sums owed to Company by Distributor, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs of litigation in full from the other party, which fees and costs shall be added to or deducted from accounts owed by Distributor.

(f)
Distributor shall provide Company its most recent annual audited financial statements, accompanying footnotes and other information relative to Distributor's credit standing, as may be reasonably requested in writing by Company. Distributor agrees to provide Company with such financial statements within thirty (30) days after receipt of Company's request. Distributor acknowledges and agrees that Company may rely upon such financial statements in extending credit to Distributor. If Company reasonably determines that Distributor’s credit has suffered a material degradation, Company may require Distributor to provide an Irrevocable Letter of Credit in an amount, form and from a bank reasonably acceptable to Company or an alternate form of security in an amount and form reasonably satisfactory to Company. Any material breach by Distributor of the obligation to provide such financial statements or letter of credit or security as set forth above, will be considered noncompliance with a material provision of this Agreement and may also result, at Company's option, in Distributor being placed on wire-in-advance terms.

2.4	RIGHT OF OFFSET: SECURITY INTEREST

(a)
Company shall have the right to offset or apply sums held by Company under this Agreement and owing to Distributor if Distributor fails to pay any and all sums not disputed in good faith and owed to Company or Sunoco Retail LLC when due under this Agreement. This includes any cost incurred by Company as a result of Distributor’s default of any obligation set forth herein. This offset right and application of funds shall be in addition to, and not in substitution for other rights and remedies available to Company by law and other provisions of this Agreement, including, but not limited to, Company’s rights of setoff and recoupment under this Agreement and as otherwise provided by law.

(b)
Company, at its sole discretion, as a condition of this Agreement, may require Distributor, from time to time, to execute and deliver financing statements, security agreements, or other documents, evidencing Company’s secured interest in Motor Fuel or equipment supplied to Distributor by Company.

2.5	RIGHT OF RECOUPMENT
Company and its affiliates have no right to recoup or offset any monies owed to Distributor or a third party by Company or its affiliates against any outstanding liability to Company or its affiliates by Distributor. Company and Distributor agree that all transactions contemplated by this Agreement, including, but not limited to, all deliveries and sales of product and all credit card sales, are considered to be one, integrated transaction.

2.6	TRADEMARKS, TRADE NAMES AND TRADE DRESS

(a)
Authorized Marks, when used in connection with the performance of this Agreement, are for the purpose of identifying the source of Branded Motor Fuel covered hereby. Authorized Marks shall include a Branded Motor Fuel supplier’s (including Company's) logos, brand identification, product and service advertising, credit, debit and cash cards, and product names as well as trademarks and service marks. "Trade dress" refers to the manner and style of presentation of advertising material for products and services, including color, graphics, layout and artwork, used on product labels and point-of- sale material on buildings, signs, dispensers / pumps and other equipment. Distributor may use and display Authorized Marks for the limited purpose of advertising that Distributor sell Branded Motor Fuel and other products associated with Branded Motor Fuel suppliers’ (including Company’s) and accepts credit cards associated with such Branded Motor Fuel suppliers. Company may, at any time, upon notice to Distributor, change, alter, substitute, or discontinue use of any of Authorized Marks without having liability to Distributor. Distributor shall, in accordance with notice from Company, change, alter, substitute or discontinue use of such Authorized Marks.

(b)
Distributor shall conduct all business pursuant to this Agreement under Distributor's name, and Distributor shall not use Authorized Marks as part of Distributor's corporate, partnership or trade name.

(c)
Distributor shall not use Authorized Marks except for displaying, promoting or selling Branded Motor Fuel and other products associated with such marks, and such identification shall be discontinued when this Agreement is terminated, or when such equipment and facilities are no longer used for the purposes of selling to consumers Branded Motor Fuel purchased hereunder, whichever shall first occur. Distributor does not, and shall not have, any claim, right, ownership, or other proprietary interest in the Authorized Marks.

(d)
Upon termination, non-renewal or mutual cancellation of this Agreement, Distributor shall cease and desist its use of the Authorized Marks at the Locations. As soon as possible after such termination non-renewal or cancellation, Distributor shall completely remove brand-related branding and identification, including, but not limited to, all logos and trademarks, point of sale and promotional signage, dispenser graphics and fuel island canopy signage and graphics, credit card materials and any other Branded Supplier’s identification, from Locations and return or, at either Distributor’s or Company’s election, destroy, such materials and certify to Company as to such destruction. If Distributor does not return or destroy Company’s branding and identification items within thirty (30) days after termination, non-renewal or mutual cancellation, together with a photograph of such de-branded Location, Company shall have the right to remove such from Distributor’s branded Locations, at Distributor’s expense.

2.7	RETAIL LOCATIONS AND COMPANY'S EQUIPM ENT

(a)	Retail Locations:

(i)
Distributor shall use commercially reasonable efforts to purchase, actively promote, market and have available for sale, Motor Fuel at the Locations, consistent with Part 4, "Standards and Image Provisions" of this Agreement, and such other standards and specifications as may be published and adopted by Company from time to time. Company shall notify Distributor as to the requirements of such publications, and Distributor shall comply to comply with such requirements. Distributor may utilize Authorized Marks and the applicable credit and debit card program (as described in Section 2.8) at the Locations, for the purpose of indicating to the public that Motor Fuel is available for sale at such Locations. Upon request by Company, Distributor shall submit Motor Fuel delivery records for each Location. Schedule 1.1 shall be deemed an integral and material part of this Agreement and may be periodically revised only upon prior approval of Company and Distributor. Distributor shall use Authorized Marks and the applicable credit and debit card program only in connection with the sale of Motor Fuel, and only at those Locations authorized by Company and listed on Schedule 1.1. Distributor shall operate the Locations identified with Authorized Marks in accordance with the applicable minimum requirements as to product offering, image, appearance and service as specified in Part 4.

(ii)
Should Distributor fail to comply with Company's minimum requirements as specified in Part 4, or other requirements of this Agreement, Company shall have the right to withdraw Company's authorization to use the Authorized Marks, and the applicable credit and debit card program at such Locations, pending correction of such noncompliance. If such noncompliance continues beyond a reasonable cure period after Company has issued a warning, Distributor, at Distributor's expense, shall promptly debrand such Locations and remove the Authorized Marks. Company shall have the right to remove the Authorized Marks at Distributor's expense including reasonable legal fees. Company reserves the right to withdraw authorization to use the Authorized Marks and debrand any or all Locations, in the event of such noncompliance.

(iii)
Distributor must obtain prior written authorization to use the Authorized Marks and Company’s credit and debit card program at any additional retail locations not included as a Location on Schedule 1.1. Such authorization shall be contingent upon Company's approval, at its sole discretion, of the location as an additional retail outlet and subject to compliance with Part 4, and all other provisions of this Agreement. Distributor acknowledges and agrees that Company will not approve any prospective locations which are or may be encumbered by liens or contractual obligations with other motor fuel suppliers. If any prospective location is approved, Distributor agrees to purchase Motor Fuel from Company for this additional Location. Distributor shall immediately notify Company of any decision to remove the Authorized Marks and credit and debit card program at any Location using the Authorized Marks.

(iv)
Distributor shall use, in accordance with all applicable laws, regulations and ordinances, the SunocoNet website (“SunocoNet”) and any updates, revisions, replacements, or other systems furnished by Company, its contractors or agents to Distributor, which Distributor agrees, is Company’s primary method for providing, among other things, Distributor product price notifications, marketing program information, invoices, and all credit card, debit and other payment method communications, including but not limited to, transaction summaries, fees and chargeback notifications. Company may, in its sole discretion, communicate with Distributor via alternative methods, however, Distributor acknowledges and agrees that Distributor is obligated to review SunocoNet for Company communications. Distributor agrees that Distributor shall be responsible for providing access to and use of SunocoNet by Distributor’s employees, agents, contractors, and subcontractors.

(b)	Distributor shall comply with Part 4, and with all written operating procedures established and updated by Company and provided to Distributor from time to time.

(c)	Distributor permits Company to enter Locations premises from time to time, to ensure each Location's compliance with Part 4, and other requirements of this Agreement.

2.8	ELECTRONIC-POINT-OF-SALE, PAYMENT METHODS AND PROCESSING
EQUIPMENT

(a)
Company has developed the Electronic-Point-of-Sale Credit Card Program (the “EPOS Credit Card Program”) as an essential and mandatory element of this Agreement to assist Distributor to increase sales of Motor Fuels at Company branded Locations hereunder. The EPOS Credit Card Program, including its credit and debit card acceptance provisions, is an integral and material part of this Agreement and Company’s relationship with Distributor at Company branded locations.

(b)
Pursuant to this EPOS Credit Card Program, Company will approve for use various types and models of credit and debit card equipment to be used at branded locations (“EPOS Card Equipment”) to Distributor to facilitate the use of such cards by customers of Distributor.

(c)	Because of continuing technological improvements, the EPOS Card Equipment leased or loaned to Distributor may be updated, changed, modified and added to during the Term.

(d)
The EPOS Card Equipment leased or loaned to Distributor at the commencement of this Agreement shall be as specified in Schedule 2.8 hereto. Any changes, additions, or deletions to such EPOS Card Equipment during the Term will be provided on SunocoNet and Distributor shall be obligated to access SunocoNet for such updates periodically.

(e)
EPOS Card Equipment used by Distributor for Company's EPOS Credit Card Program may, in some circumstances, be purchased by Distributor, or equipment previously owned by Distributor may, in some circumstances, be converted for use by Distributor for Company's EPOS Credit Card Program, subject to Company's prior approval. Company at its sole discretion may approve such purchase or conversion based on Company's evaluation that such EPOS Card Equipment satisfactorily complies with all Company's specifications and requirements. In the event Company does approve such purchase or conversion, Company requires Distributor to maintain compliance with Company's current specifications for EPOS Card Equipment at all times.

(f)	The provision and usage of the EPOS Card Equipment shall be as set forth below:

(i)	Distributor shall pay rental to Company for EPOS Card Equipment leased from Company at rates set forth on Schedule 2.8. Such rental shall be prorated for periods less than one month.

(ii)	Distributor acknowledges that the leased EPOS Card Equipment shall remain the property of Company.

(iii)
Distributor shall use and train Distributor’s personnel to use the EPOS Card Equipment in strict compliance with all rules, policies, procedures and instructions as contained in the Credit Card Sales Guide developed by Company and provided to Distributor on SunocoNet. Such guides and procedures shall be deemed an integral and material part of this Agreement. Company reserves the right to update, change, add to, amend or terminate the Credit Card Sales Guide and any other payment guides at any time upon notification to Distributor, and Distributor shall be responsible for accessing such updates, changes, additions or amendments through SunocoNet.

(iv)
Distributor shall maintain the EPOS Card Equipment in good order and condition during the term of this Agreement. Distributor acknowledges that such EPOS Card Equipment shall remain the property of Company where it is leased. As an acknowledgment of receipt of such EPOS Card Equipment, Distributor shall execute "Sunoco’s Distributor EPOS Terminal Profile".

(v)
Distributor shall not make any changes, modifications, additions, or alterations to the EPOS Card Equipment without Company’s prior written consent. This prohibition specifically includes, but is not limited to, the EPOS Card Equipment interface, as applicable, with other systems or components.

(vi)	Distributor is responsible for informing Company in a timely manner of the EPOS Card Equipment’s failure and need for repair, or the EPOS Card Equipment’s destruction or removal from a Location.

(vii)
In the event that any leased or loaned EPOS Card Equipment is damaged beyond repair, destroyed, removed by Distributor or lost or stolen, Distributor shall reimburse Company for its then current cost to replace the EPOS Card Equipment with like-kind equipment.

(viii)
Company reserves the right, upon ninety (90) days’ prior notice, to remove any leased or loaned EPOS Card Equipment during the term of this Agreement without having liability to Distributor for trespass or damages. In such event Company shall refund a prorated amount of any prepaid rental for the EPOS Card Equipment.

(g)
Notwithstanding anything to the contrary herein, the terms of the terms and conditions of this Agreement related to the EPOS Credit Card Program and EPOS Card Equipment shall only be applicable to branded Locations.

2.9	PRODUCT SPECIFICAT IONS AND WARRANTY

(a)
Motor Fuel sold by Company to Distributor shall comply in all respects with applicable federal and state requirements, including but not limited to regulations promulgated by the U.S. Environmental Protection Agency (the “EPA”) under the Clean Air Act. Such Motor Fuel meets Company’s or the Branded Supplier’s product specification at time and place of delivery by Company to Distributor.

(b)
This warranty is in lieu of all other warranties, express or implied, including, but not limited to, fitness for a particular purpose and merchantability. Company shall, at its option, correct a nonconformity of products specification, refund purchase price or replace product, and reimburse Distributor for direct damage settlements paid to customers directly caused by Motor Fuel that was out-of-spec at the time of delivery to a Location, which shall constitute fulfillment of all Company liabilities, whether based on contract negligence or otherwise.

(c)	SPECIAL OR CONSEQUENTIAL DAMAGES ARE EXPRESSLY EXCLUDED FROM THIS AGREEMENT, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE ACTUALLY PAID OR AWARDED TO THIRD PARTIES.

2.10	MAINTENANCE OF QUALITY AND BRAND

(a)
Distributor shall continuously exercise commercially reasonable efforts to promote and sell to the public all grades of authorized Branded Motor Fuels available for purchase at each Location by Distributor.

(b)
Motor Fuel sold by Distributor under the Authorized Marks shall adhere to blend ratios and octane requirements as specified by Company or the Branded Supplier from time-to-time and, shall not be adulterated, mixed, or blended by Distributor with any other product or substance. Distributor hereby authorizes Company to enter Distributor's premises from time to time to take samples of Motor Fuel sold under the Authorized Marks. Distributor agrees further to obtain and deliver to Company prior to branding of additional locations and at renewal all necessary consents in form set forth below from any of its retailers. Such form shall contain substantially the following language: "Company, or its representative, is hereby granted permission to enter the premises to take samples of Motor Fuel sold under the Authorized Marks and conduct or arrange for tests in order to insure compliance with all state and federal regulations, including Reid Vapor Pressure (RVP), and oxygenated fuels.” Failure on the part of Distributor to permit Company to enter Distributor’s premises to take test samples shall be considered a material breach of this Agreement. In the event samples taken by Company of Motor Fuel sold under the Authorized Marks are found to be contaminated, adulterated, commingled or misbranded, immediate corrective action will be taken. In such an event Company may, in its sole discretion, take additional test samples of Motor Fuel for three (3) subsequent months following Company's determination of contamination, commingling, adulteration or misbranding. The cost of taking such additional test samples shall be charged to Distributor's account at the current market rate as determined by Company per test sample. Company reserves the right, however, based on a determination of adulteration, commingling or misbranding of any Motor Fuel sold under an Authorized Mark, to immediately terminate Distributor's Agreement. Company shall determine specifications of its Motor Fuel sold hereunder to Distributor, based on availability at the terminal or other delivery points from which Motor Fuel is shipped to, or received by, Distributor.

(c)
Provided that all Motor Fuel continually complies with Section 2.9 and Section 2.12(a), Company reserves the right, exercisable from time-to-time as and when Company may solely determine, to alter, add to, reduce, discontinue, modify, or otherwise change, the number, quality, grade, type, composition, color, and specifications, including without limitation, blending components, adding octane enhancers and fuel extenders, or both, such as oxygenates of Motor Fuel and Motor Fuel Blend ratios, and other products, without having liability to Distributor for losses and damages resulting therefrom, excepting only losses and damages occasioned by Company's sole negligence. Company shall have no obligation to sell or deliver such discontinued grades(s) of Motor Fuel or other products to Distributor. If Company shall market any other grade(s) of Motor Fuel or other products in lieu of that discontinued, this Agreement shall cover such new grade of Motor Fuel or other products; provided that Locations comply with all requirements for the sale of such new grade of Motor Fuel.

In addition, Distributor’s required purchase of Motor Fuel as specified in Part 1, Section 1.5, and Company’s Expected Annual Supply Margin will be adjusted as agreed for any alteration, addition, reduction, discontinuation, modification, or change of Motor Fuel and Motor Fuel Blend ratios, and other products.

2.11	TAXES, LICENSES AND PERMITS
Distributor is solely responsible for all taxes, licenses, and permits required to be paid or collected by Distributor in connection with Distributor's business, including but not limited to registrations, permits and certifications for underground storage systems, and motor fuel dispensing equipment. Distributor shall pay to Company on demand any and all taxes, duties, charges, and fees, and any and all increases thereon which are now or hereafter lawfully imposed on, or required to be paid or collected by, Company, directly or indirectly, by any governing authority or agency on, against, in respect of, or measured by the Motor Fuel, or any material contained in the Motor Fuel, or the inspection, production, manufacture, sale, purchase, storage, transportation, delivery, or other handling of the Motor Fuel or material contained in the Motor Fuel, or any feature thereof, or otherwise relating to this Agreement.

2.12	COMPLIANCE WITH LAWS

(a)
Motor Fuels sold by Company hereunder shall comply in all respects with applicable Federal and State requirements and regulations for all motor fuels including Reid Vapor Pressure (RVP) and oxygenated fuels at the time and place title to such product passes from Company to Distributor.

(b)
Distributor is solely responsible for its compliance with all laws, ordinances, rules, regulations and orders and other legal requirements of all governmental authorities (Federal, state, municipal or other) including, but not limited to, those relating to receiving, loading, transporting, unloading, storing, pricing, labeling, posting and certifying, selling, and distributing Motor Fuel and other products covered hereunder as well as the proper disposal of waste materials generated at Locations.

(c)	Without limiting Distributor's obligations under Section 2.12(b), Distributor shall adhere to the following requirements:

(i)	Not permit commingling of any Motor Fuel.

(ii)
Permit Company, or its authorized representative, the right to enter upon any Location to take samples and conduct or arrange for tests to determine compliance with such regulations. Distributor agrees further to obtain and deliver to Company, prior to branding of additional locations and at renewal, all necessary consents in form set forth below from its retailers. Such form shall contain substantially the following language: "Company, or its representative, is hereby granted permission to enter the premises to take samples and conduct or arrange for tests in order to insure compliance with motor fuel regulations promulgated by the EPA. However, Distributor retains primary responsibility for verification and sampling of motor fuel in all storage facilities and Locations operated or franchised by Distributor.

(iii)	Provide instructions to delivery employees as to correct handling of Motor Fuel, including proper flushing of delivery truck tanks and related equipment, to ensure no contamination of motor fuel.

(iv)	Properly identify all product storage facilities, including correct color coding of bulk plant piping, fittings, and underground tank fills.

(v)
Upon reasonable notice, permit Company, during normal business hours, to inspect Distributor's books, records, equipment, and facilities used in connection with the purchase, sale, or handling of motor fuel, when Company has cause to believe a motor fuel violation has occurred.

(vi)	Comply with Federal and State oxygenated fuel requirements.

2.13	MOTOR FUEL SAFETY REQUIREMENTS
Distributor shall implement reasonable safety procedures for Motor Fuel sold to the public at Locations to reasonably protect all parties, and to reasonably eliminate the possibility of gasoline and/or diesel being mistakenly sold for other products. Company and Distributor shall cooperate in the dissemination of any health and safety information from Company or other source, regarding products sold hereunder.
In addition, with respect to any diesel purchases hereunder, Distributor is responsible for ensuring the type of diesel (whether low sulfur diesel, ultra-low sulfur diesel or otherwise) being resold by Distributor is properly identified to Distributor’s customers, and for ensuring timely compliance with respect to EPA's diesel pump labeling requirements (as set forth in 40 CFR 80.570) with respect to Locations providing Company’s authorized branded diesel under the terms of this Agreement.

2.14	HAZARDOUS SUBSTANCE

(a)
Distributor is hereby informed that the materials used to produce Company’s authorized motor fuels, and motor oils covered herein are crude oils or by-products of crude oils, containing, or which may be found to contain, substances hazardous to the health and safety of persons and property.

(b)
Distributor shall reasonably undertake and assume the duty and responsibility to maintain, observe and communicate to Distributor’s agents, employees, customers and contractors any and all safety warnings, procedures, standards, rules and regulations supplied to Distributor by any governmental authority or as Distributor may deem necessary in connection with Distributor’s business and as part of Distributor purchase, storage and sale of Motor Fuels and other products and materials which may be found to contain substances hazardous to the health and safety of persons and property.

2.15	RELATIONSHIP OF THE PARTIES

(a)
Distributor are independent contractors free to set their own selling prices and terms of sale and are not authorized to act as an agent or employee of Company, or to make any commitment, or incur any expense or obligations of any kind on behalf of Company, except those having the specific written approval of Company, and Company has the right to terminate and withdraw its approval therefore, at any time upon written notice to Distributor. Except as otherwise provided in this Agreement, all costs and expenses incurred by Distributor, and all equipment, facilities, and personnel employed by Distributor in the performance of this Agreement and the conduct of Distributor's business, are Distributor’s sole responsibility. This Agreement is exclusively between Distributor and Company. Nothing contained herein shall be deemed to independently create a relationship between any other person.

(b)
Nothing in this Agreement shall be construed to give Distributor any exclusive rights to sell the Motor Fuel in any specific geography or market area. Company acknowledges and affirms its obligations under Section 5.11 of the Asset Purchase Agreement. Distributor acknowledges and agrees that Company may continue to own and operate a wholesale fuel distribution business which includes, without limitation, the sale of motor fuels to other distributors, dealers and franchisees.

2.16	LIABILITY OF THE PARTIES; INDEMNIFICATION

(a)
Company is not responsible to Distributor or to anyone else for any losses, damages, claims, fines, assessments, penalties, suits and costs, litigation, or actions of any kind, (including without limitation disease, injury, or death of persons, or damage to or loss of property), occurring in connection with the operation of Distributor's business, the hazardous nature of Motor Fuel and other products involved, or as caused by the acts or omissions of Distributor. Distributor is in total control of Distributor's business and the purchase and sale of Motor Fuel and other products covered hereunder and hereby agrees to protect, indemnify and hold harmless Company from any and all losses, damages, claims, fines, assessments, penalties, suits, and costs, including reasonable attorneys' fees, which arise out of any violation of law by, and all acts and omissions of, Distributor, agents, employees, customers, and contractors, including but not limited to all parties authorized by Distributor to enter Delivery Point(s) as specified in Part 1 to receive Motor Fuel. Distributor, nevertheless, will not be responsible for (i) violations of Law by Company, (ii) failure of Company to comply with its express representations and warranties under this Agreement or (iii) acts or omissions arising from the comparative negligence of Company, its agents, or employees.

(b)
Notwithstanding the foregoing, for matters occurring within terminals operated by Company's employees or at and by third parties, to the extent that any losses, damages, claims, fines, assessments, penalties, suits and costs, litigation, or action of any kind is directly caused by the negligence of Company, Distributor's duty to indemnify, and hold Company harmless shall be proratably reduced. This limitation shall not apply to loss or damage caused by anyone who gains entry into the Terminal by means of the misappropriation, misrepresentation, unauthorized use or duplication of any terminal access cards issued by Company to Distributor. In all respects, not expressly provided for in this paragraph (b), the Terminal Access Agreement shall take priority over this Agreement for all Terminal matters.

(c)
Except to the extent resulting from a prior breach of this Agreement by Company, all costs, expenses (including reasonable attorneys' fees and costs of litigation), taxes, fines, penalties, settlements and judgments incurred or paid by Company by reason of violation of law by Distributor, or incurred or paid by Company to correct or take legal action to correct a failure by Distributor to comply with Distributor's obligations under this Agreement, shall be due and payable by Distributor to Company upon demand as a part of Distributor's account with Company.

Except to the extent resulting from a prior breach of this Agreement by Distributor, all costs, expenses (including reasonable attorneys' fees and costs of litigation), taxes, fines, penalties, settlements and judgments incurred or paid by Distributor by reason of violation of law by Company, or incurred or paid by Distributor to correct or take legal action to correct a failure by Company to comply with Company’s obligations under this Agreement, shall be due and payable by Company to Distributor upon demand as a part of Company’s account with Distributor.

(d)	This Section 2.16 shall survive termination, nonrenewal, or expiration of this Agreement.

2.17	INSURANCE

(a)
Distributor at its sole cost and expense, through the duration of the term of Distributor’s relationship with Company, shall obtain, keep and maintain in full force and effect for the mutual benefit of Distributor and Company insurance through a financially responsible carrier (with a rating of “A-” or better by A.M. Best) acceptable to Company, such policies of insurance shall be written on an occurrence basis and primary to any other valid and collectible insurance. Company must be included as an additional insured as its interests may appear on all policies listed in sub paragraphs (2) and (3) below. Company is entitled to all coverage limits equal to or greater than the minimum requirements.

(b)	Such insurance at a minimum shall include:

(1)	Worker’s Compensation (Coverage A) and Employer’s Liability (Coverage B) Insurance

(a)	Coverage A - [***]

(b)	Coverage B - [***]

(2)
Commercial General Liability Insurance, including contractual liability, products liability and products completed operations liability, explosion, and collapse liability, as well as coverage on all contractor’s equipment (other than motor vehicles, licensed for highway use) owned, hired, or used in performance of this Agreement.

All of the above with a minimum combined single limit of $[***] each occurrence (or the equivalent) for bodily injury and property damage, including personal injury, or as required by the U. S. Department of Transportation whichever is greater.

(3)
Automobile Liability Insurance, including contractual liability covering all motor vehicles owned, hired, or used in the performance of this Agreement, with a minimum combined single limit per occurrence of $[***] for property damage and bodily injury, and in full compliance with the U.S. Department of Transportation requirements, whichever is greater.

(c)
Distributor shall provide to Company prior to commencement of this Agreement a certificate or other appropriate evidence of insurance coverage as above required, satisfactory to Company, and a renewal certificate of such policy shall be furnished to Company prior to each policy renewal date. Distributor shall endeavor to obtain coverage permitting such certificates to include a provision that such policies may not be canceled or materially changed without at least thirty (30) days’ prior written notice to Company. All insurance coverages shall include a waiver of subrogation in favor of Company, its parent, subsidiaries and affiliates and their respective officers, directors and employees. Distributor shall keep such insurance coverage in full force and effect during the term of this Agreement.

(d)
Distributor’s failure to effectuate any and all such insurance and renewal policies of insurance required as aforesaid, and to pay the premiums and renewal premiums of all such policies of insurance as they become due and payable, and to deliver all such certificates of insurance and renewals thereof or duplicate originals to Company within the time herein above specified, shall constitute a material default by Distributor under the terms of this Agreement. Additionally, if, after written notice from Company, the required certificates of insurance are not provided within the time set forth in the notice, Company may immediately suspend deliveries of motor fuel to Distributor until such certificates of insurance are received by Company.

(e)	The insurance requirements set forth herein shall not limit Distributor’s liability hereunder and shall survive termination of this Agreement.

(f)	Distributor may self-insure for the insurance coverage required under this Section.

2.18	ENFORCEMENT; APPLICABLE LAW; RENEWAL, NONRENEWAL AND TERM INATION

(a)
This Agreement is subject to and governed by the Petroleum Marketing Practices Act, 15 U.S.C. §2801 et. seq., (the Act) and Title 1 of that Act is made part of this Agreement for purposes of expressing the grounds upon which this Agreement may be terminated and non-renewed by Company. Company's right to terminate or non-renew under the Act shall be in addition to, and not in extinguishment of, all other rights and remedies provided in favor of Company by applicable law and this Agreement. Company may terminate this Agreement in accordance with the Act should Distributor fail to comply with or violate any material provision contained in this Agreement, including but not limited to Distributor's failure to:

(i)	Pay all sums owed to Company, when due;

(ii)
Debrand and de-identify the Authorized Marks or credit and debit card program from Location and equipment operated or serviced by Distributor which is in noncompliance with Company's then current retail image and product offering standards;

(iii)	Maintain the specifications, quality and integrity of Motor Fuels and other products sold hereunder;

(iv)	Comply with all requirements of Company's credit and debit card program;

(v)
Comply with all applicable laws, ordinances, regulations and all legal requirements of any governmental authority pertaining to the loading, transporting, unloading, storing, pricing, labeling, posting and certifying, selling and distributing of all products covered herein;

(vi)	Obtain Company's prior written consent of any sale or assignment of this Agreement;

(vii)	Secure and maintain valid insurance coverage as required herein.

(b)
In the event Company should violate any materially substantive provision of this Agreement and not promptly correct same after receipt of written notice from Distributor and a reasonable opportunity to cure, Distributor may terminate this Agreement with Company any time upon ninety (90) days' prior written notice to Company. Such written notice must specify particular reason(s) which give rise to such termination in order to be effective.

(c)
In the event (i) Company fails to comply in any respect with its obligations contained in Section 1.14 of Part I of this Agreement or (ii) any Affiliated Seller fails to comply in any respect with its indemnification obligations pursuant to Article VIII of the Asset Purchase Agreement, including by failing to fund or to fully fund the Indemnity Escrow Account as required by the Asset Purchase Agreement, Distributor may terminate this Agreement if Company or any Affiliated Seller has failed to cure such noncompliance within thirty(30) days after written notice to Company. Such written notice must specify particular reason(s) which give rise to such termination in order to be effective.

(d)	Upon the effective date of termination or non-renewal hereof,

(i)	All unpaid accounts owed by Distributor to Company shall be due and payable in full, and shall bear interest at rates established by Company's credit terms with Distributor from such date until paid.

(i)
Distributor shall cease the use of the Authorized Marks and credit and debit card program, and shall forthwith debrand each Location and return all of Company's equipment, in good order and condition, at Distributor's expense.

(e)
Company shall have the right, after termination or non-renewal of this Agreement, to debrand such Locations and take possession of, and remove Company's authorized [loaned and] leased equipment, without having liability to Distributor for trespass or damages, and at Distributor's expense.

2.19	ASSIGNMENT

(a)
This Agreement is personal in nature and the performance of Distributor's duties cannot be assigned by Distributor to any party without the prior written consent of Company, which consent shall not be unreasonably withheld. Any such purported sale, assignment or disposition of Distributor's interest in this Agreement, in whole, or in part, without such written consent shall be null and void, and not binding upon Company. Notwithstanding the foregoing, Distributor may assign this Agreement without consent to an Affiliate that has the right to operate the Locations so long as Distributor provides to Company its guaranty of the obligations of the assignee in the form of the Guarantee Agreement, dated as of January 23, 2018, by Sunoco LP in favor of Distributor, with only those ministerial changes necessary to implement changes to parties and dates (the “Assignee Guarantee”). Additionally, the transfer of a majority of the equity of Distributor to a third party shall not be deemed to be an assignment requiring Company’s consent. For purposes of this Agreement, “Affiliate” shall mean, any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other legal entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Distributor. For purposes of this definition, control means the power, direct or indirect, to direct or cause the direction of the management and policies of such legal entity whether by contract or otherwise.

(b)
Notice of such proposed assignment or sale shall be provided to Company at least sixty (60) days prior to the proposed date of assignment. Company will thereafter evaluate the proposed assignment or transfer of Distributor's business by conducting an examination of the proposed purchaser's credit standing, financial condition and business suitability to perform the requirements of this Agreement. If, in Company's opinion based on objective and accepted business practices, such proposed purchaser does not have sufficient credit standing or business experience to function as required by this Agreement, then Company shall notify Distributor in writing of its opinion, and may refuse to approve the proposed sale, or by such writing may condition its approval upon a revision of credit terms and/or execution by such party of additional requirements to this Agreement. Such refusal by Company shall be deemed to be reasonable.

(c)	No assignment of this Agreement by Distributor shall reduce or eliminate Distributor's continuing obligations hereunder to Company, except as may be otherwise agreed upon in writing by Company.

(d)
This Agreement is personal in nature and the performance of Company’s duties cannot be assigned by Company to any party without the prior written consent of Distributor, which consent shall not be unreasonably withheld. Any such purported sale, assignment or disposition of Company’s interest in this Agreement, in whole, or in part, without such written consent shall be null and void, and not binding upon Distributor. Notwithstanding the foregoing, Company may assign this Agreement without consent to an Affiliate that has the right to distribute Motor Fuel to the Locations so long as Company provides to Distributor its guaranty of the obligations of the assignee in the form of the Assignee Guarantee. Additionally, Company may assign this Agreement to any distributor, jobber, refiner, or other “franchisor”, as that word is used in the Act, subject to the following:

(i)	Assignee shall agree in writing with Company to perform and comply with all of Company's obligations hereunder.

(i)	Company shall notify Distributor in writing of the name and the address of assignee and the effective date of assignment.

(i)	Company shall provide to Distributor its guaranty of the obligations of the assignee in the form of the Assignee Guarantee.

2.20	REPRESENTATIONS OF DISTRIBUTOR

(a)
There have been no promises, claims, or representations made by Company or its representatives to Distributor, including promises concerning price, quality or quantity of Motor Fuel and other products and services sold or supplied by Company, or present or future market conditions and competitive activities which are not contained in this Agreement.

(b)	Distributor has employed, or has had sufficient opportunity to employ legal counsel for the purposes of examining and explaining this Agreement to Distributor.

(c)	Distributor has carefully read and examined this Agreement, has had sufficient opportunity to do so, and understands Distributor's obligations and responsibilities hereunder.

(d)
Distributor is signing this Agreement for purposes of purchasing from Company and reselling Motor Fuel in quantities not less than the minimum volume specified herein to achieve the Expected Annual Supply Margin.

(e)
There are no other persons who have any interest in Distributor's business, or who will act in the capacity of a Distributor hereunder, who are not named herein as a Distributor, except as disclosed in writing to Company.

(f)	Distributor has, and will maintain, sufficient capital and financing to operate Distributor's business consistent with all requirements of this Agreement.

(g)	Distributor has no intention or plan at the time of signing this Agreement to transfer or otherwise assign this Agreement or

Distributor’s business.

(h)
Company, in entering into, and performing this Agreement, is relying upon the foregoing representations of Distributor, which representations shall be continuing, and shall survive termination, nonrenewal or expiration of this Agreement.

2.21	MISCELLANEOUS

(a)
Except as provided in the Asset Purchase Agreement, all prior contracts between the parties concerning the purchase and sale of Motor Fuel and other products covered hereby are canceled as of the date the term of this Agreement commences; provided, however, that the existing Distributor Motor Fuel Agreement dated ______, between SEI Fuel Services, Inc. and Sunoco, LLC, as successor in interest to Sunoco, Inc. (R&M) shall not be cancelled hereby. Both parties fully release each other from all liability arising out of such prior contracts, except with respect to any unpaid accounts owed by either party to the other, or any security agreement providing Company with a security interest in Distributor's equipment, inventory, and accounts receivable, or proceeds therefrom; or relating to Company's equipment and personal property in Distributor's possession.

All representations, understanding, and promises with respect to the subject matter covered by this Agreement are fully set forth herein. The person negotiating this Agreement on behalf of Company is without authority to make any promise or agreement with Distributor which is not set forth herein, or made a part of this Agreement, and executed by a duly authorized representative of Company.

(b)
Except as otherwise expressly set forth herein, no modifications, amendments or supplements to this Agreement, whether by course of conduct or otherwise, shall be valid and binding unless set forth in a written agreement executed and delivered by the Parties.

(c)
All notices required by, or otherwise given in connection with this Agreement, shall be in writing and signed by an authorized representative of the party giving such notice. Notices directed to Company shall be mailed or delivered to Company's address stated herein; and notices directed to Distributor shall be mailed or delivered to Distributor's address stated herein.

(d)	This Agreement shall be binding upon the parties hereto, their respective heirs, successors, and assigns when properly executed as herein required.

(e)	Paragraph headings and titles used in this Agreement are for reference purposes only, and shall not otherwise constitute a part of this Agreement.

(f)
Should Company at any time temporarily waive any of the terms or provisions of this Agreement, including credit terms, whether made expressly or by reason of Company's performance hereunder, such waiver shall not cancel or eliminate the terms or provisions so waived, but the same shall remain in full force and effect notwithstanding such waiver. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(g)
This Agreement shall be governed by and interpreted according to the laws (exclusive of the conflicts of laws rules) of the Commonwealth of Pennsylvania applicable to contracts entered into in the Commonwealth of Pennsylvania, except to the extent governed by the PMPA (as defined in Section 2.1(b) of this Agreement, United States Trademark Act of 1946 (Lanham Act), the Copyright Act, and the Patent Act. By agreeing to the application of Pennsylvania law, the parties do not intend to make this Agreement or their relationship subject to any franchise, dealership, distributorship, business opportunity, or similar statute, rule, or regulation of the Commonwealth of Pennsylvania to which this Agreement or the parties’ relationship would not otherwise be subject. Distributor and Company each acknowledges and agrees that the choice of applicable state law set forth in this paragraph provides each of the parties with the mutual benefit of uniform interpretation of this Agreement or the parties’ relationship created by this Agreement. Distributor and Company further acknowledge the receipt and sufficiency of mutual consideration for such benefit, and that each party’s agreement regarding applicable state law has been negotiated in good faith and is part of the benefit of the bargain reflected in this Agreement.

(h)
If any provision, section, sentence or clause of this Agreement, or combination of same, is in violation of any law, such provision, section, sentence, clause or combination of same shall be inoperative and the remainder of the Agreement shall remain binding upon the parties hereto.

2.22 BILLBOARD LEASE MATTERS
Capitalized terms used in this Section 2.22 but not otherwise defined in this Agreement shall have the meanings given to them in the Asset Purchase Agreement. With respect to any billboard lease that is related to a Base Location (other than an Assumed Billboard Lease) (a “Delayed Billboard Lease”), Company shall, and shall cause its applicable Affiliates who are parties to any such Delayed Billboard Lease to, maintain such Delayed Billboard Leases in the ordinary course of business. Within ten (10) Business Days following the removal of any Base Location from Schedule 1.5, Company shall, or shall cause its applicable Affiliate to, assign the applicable Delayed Billboard Lease associated with such removed Base Location to Distributor; provided, that Company or its Affiliates shall remain liable for all obligations under such Delayed Billboard Lease relating to periods prior to the date such Delayed Billboard Lease is assigned to Distributor. Upon termination of this Agreement, Company shall, or shall cause its applicable Affiliate to, assign all remaining Delayed Billboard Leases to Distributor as provided herein. Notwithstanding the foregoing, if a Delayed Billboard Lease also specifically relates to a billboard associated with a retail fuel outlet (other than a Base Location or Growth Location) selling Sunoco-branded fuel, then Company shall not be obligated to assign such Delayed Billboard Lease to Distributor hereunder. Prior to Company electing not to renew, electing to terminate or otherwise electing not to continue to perform, under any Delayed Billboard Lease, Company shall offer Distributor the opportunity to assume such Delayed Billboard Lease for no additional consideration.

PART 3

CREDIT AND DEBIT CARD ACCEPTANCE; OTHER PAYMENT PROVISIONS
Definitions for Part 3:
“Card Processing Services” means the Transaction Card routing, authorization, processing, settlement, promotion and card program services Company provides to Distributor for the Locations.
“Distributor EPOS” means the Terminals (both hardware and software) owned by or licensed to Distributor and located at Locations that are used to process Transaction Cards.
“Sunoco Network” means the Sunoco transaction processing network used to process the Transaction Cards, including any hardware and software used in such networks and systems maintained by Company, the Terminal Specifications, and all other components necessary to manage and run the Sunoco Network.
“Terminal” means each automated point-of-sale authorization unit, which is located at a particular Location and communicates with the Sunoco Network.
“Terminal Specification” means the Terminal specifications and data communication protocol as agreed to by Company and Distributor, which enables the Terminal to communicate to the Sunoco Network.
“Transaction Cards” means those credit cards, debit cards, pre-paid cards or other transaction authorization cards as authorized from time to time by Company in Company credit card sales guidelines on SunocoNet.

3.1	CREDIT AND DEBIT CARD SALES

(a)
Distributor is hereby required to honor (i) all Transaction Cards, and (ii) all payment methods associated with the Authorized Marks, and such bank, travel, entertainment, commercial and other credit, debit, gift cards or other payment method as may be offered by or through Company pursuant to this Agreement, for purposes of making retail card sales to Distributor's direct retail customers for authorized Motor Fuel and other products and services. Company shall be an assignee of such card sales, with recourse against Distributor. Distributor is required to participate in the EPOS Card Programs as established and amended from time to time, for which such amendments Distributor will be given advance notice. In the event of any conflict between the terms of this Agreement and the EPOS Card Program, the terms of this Agreement shall control.

(b)	[***]

(c)	Distributor agrees that Company shall have the right to test and approve any proprietary point-of-sale processing cards for use on Company’s credit card network.

(d)
Distributor desires to simplify the process in which the Locations can deploy a unified gas/merchandise credit card acceptance and processing solution (the “Card Processing Solution”). Company will collaborate with Distributor to certify the Distributor Card Processing Solution. Company will collaborate with Distributor to ensure continuity and execution of the identified phases of the implementation. Company will provide support for pre-certification and certification procedures during the time between the Effective Date of this Agreement and the completion of the project in accordance with mutually agreed upon terms. Company agrees to cooperate with Distributor during Distributor’s conversion of the Card Processing Services from Company to Distributor, including providing electronic files, batches and reports, and to provide assistance as reasonably requested by Distributor. Distributor shall bear all costs in connection with such Card Processing Solution and the conversion of Card Processing Services from Company to Distributor.

(e)
For purposes of this Agreement, the Card Processing Solution shall mean the integration of Distributor’s Retail Information System (“RIS”), including any EDH implementation, with the applicable electronic payment servers (“EPS”). This integration enables the RIS to support electronic payments on Company’s payment network via Company’s payment processor for all transactions originating at the fuel island and all transactions for Company proprietary payments, while continuing to process transactions originating inside the store and transactions for non-Company proprietary payments through Distributor’s payment processor. In addition to enhanced payment processing, this integration will enable the RIS to support Company retailers with fuel dispensers on a range of devices including car wash systems, electronic price signs and Automatic Tank Gauges

(f)	Required Processing and Support During Transition Period:

(i)
Until a Location has a Distributor EPOS terminal installed and certified for use, Distributor agrees to process all electronic payments for all transactions on Company’s credit card network or in accordance with the requirements of the particular Branded Supplier. After the installation and certification of a Distributor EPOS at a Location, transactions will be processed in accordance with Section 3.1(b) above.

(ii)
Company will accept all transactions generated as a result of purchases made with authorized Transaction Cards and Company cards processed in accordance with the Sunoco credit card sales guidelines on SunocoNet.

(iii)
Company will work with Distributor’s project resources to certify the Distributor Card Processing Solution. Company will work with Distributor’s project team resources to ensure continuity and execution of the identified phases of the implementation. Based on the mutually agreed upon level of involvement in each area, Company will provide support for pre-certification and certification procedures.

(g)	Reporting Requirements for Transactions through Sunoco Network.

(i)
Through its normal reporting procedures and as available on SunocoNet, Company shall provide Distributor with a daily report that includes the gross and net amounts for each daily settlement, with details provided in accordance with Company’s normal practices or as may be provided to Company from other fuel suppliers at Locations selling fuel under other major brand names. In addition, Company shall provide reporting on a monthly basis of transactions and fees by card type.

(ii)
The chargeback process will follow Company’s then-current processes and policies. Through SunocoNet Company will provide daily reporting regarding chargeback activity in accordance with its normal practices.

3.2	ACCEPTANCE OF CARDS AND OTHER PAYMENT METHODS

Company agrees to accept, for collection purposes, card sales for authorized products sold and services performed solely in conjunction with the operation by Distributor of Distributor's retail business, under the Authorized Marks, subject to the following conditions:

(a)
All card sales must be made in compliance with instructions supplied in advance to Distributor by or through Company via written or electronic means, including but not limited to, SunocoNet, all of which are an integral and material part of this Agreement, and Distributor acknowledges receipt of such instructions.

(b)	Company may amend such written instructions, and Distributor shall be bound by such amendments upon notice to Distributor.

(c)	Company may, upon at least ten (10) days’ notice to Distributor, cease to accept one or more types of card sales, or refuse to accept card sales from Distributor.

(d)
Company may refuse to accept any card sale prepared using card acceptance equipment which does not meet Company's specifications and that does not perform to Company's requirement level; provided that Company gives Distributor at least ten (10) days’ advance notice of any change in specifications or performance requirements.

If necessary to confirm validity of any sale, Company may require Distributor to provide signed copies of electronically-processed card sales upon request. Provided that Company will not require Distributor to maintain such records to the extent no longer mandated by the card brand. Failure to provide requested signed copies for all transactions that require signatures (which transactions shall expressly exclude CRIND, PIN debit and transactions less than $25.00) as provided in the credit card sales guidelines on SunocoNet (currently fourteen (14) days) may result in rejected credit card sales to Distributor for such card sales. Rejected credit card sales include charge-backs, billing adjustments and other items as may be established by Company from time to time, provided that no transactions shall be rejected due to any processing error by Company, its processor or its affiliates.

(e)
After assignment to Company of valid card sales in compliance with instructions, Company or its designated third party shall pay Distributor the face amount thereof, less applicable discounts and charges then in effect, if any, as reasonably determined by Company. Company shall have the right to impose, eliminate and change amounts and rates of discounts and charges at any time, upon reasonable notice to Distributor. Company may, within its sole discretion, and in lieu of payment to Distributor, apply the face amount of card sales accepted by Company, less applicable discounts and charges then in effect, to Distributor's bank account.

(f)
Company and Distributor agree that all transactions contemplated by this Agreement, including, but not limited to, all deliveries and sales of product and all credit card sales, are considered to be one, integrated transaction

(g)
Company shall use commercially reasonable efforts to settle all credit / debit transactions within two (2) business days. Company shall provide access to daily credit/debit settlements through a mutually agreed channel.

3.3	COLLECTION OF CARD SALES

Upon acceptance by Company of card sales as herein provided, Company may proceed to collect, or transfer for collection, from Distributor's customers, the face amount of such card sales.

3.4	REJECTED CREDIT CARD SALES

Company may reject card sales to Distributor if such sales do not comply with written instructions, and Company, or its transferee, does not fully collect the same from Distributor's customers. Upon return to Distributor of uncollected card sales, Distributor shall promptly pay Company the uncollected amount thereof and any applicable costs and fees.

3.5	REPRES ENTATIONS AND INDEMNIFICATION

Distributor represents to Company and to its transferee that all card sales assigned to Company represent actual authorized sales of Motor Fuel to Distributor's customers by Distributor only, in the manner and to the extent set forth in such card sales. Excluding claims resulting from breaches by Company of its Motor Fuel quality representations hereunder, Distributor hereby exonerates, indemnifies and holds harmless Company, and its transferees, of and from all claims, demands, and actions whatsoever, arising in connection with card sales assigned by Distributor to Company, including, but not limited to, claims, demands, and actions brought by Distributor's customers for alleged losses and damages relating to Motor Fuel and other products sold, and/or services performed by Distributor. Distributor shall reimburse Company and its transferees, upon demand, for all documented costs, expenses, settlements, fines, judgments, and reasonable attorney’s fees incurred by reason of such claims, demands, and actions, or by reason of enforcing any provision of the Agreement. For purposes of this Agreement, wherever the term “reasonable attorneys’ fees” is used in connection with a hold harmless obligation, such term shall only refer to reasonable attorneys’ fees which are incurred by the party to be held harmless (the “Obligee”) by reason of the other party’s (the “Obligor’s”) failure to assume the Obligee’s defense in a timely manner. Attorneys’ fees that are incurred by the Obligee after the Obligor has agreed to assume the Obligees’ defense are not included.

3.6	REMEDIES OF COMPANY

Company may suspend its acceptance of card sales in addition to all other rights provided by law and this Agreement, without having liability to Distributor when Company has reason to believe that written instructions are not being complied with by Distributor, or when Company receives notice of a levy of execution on card sales from a court or a governmental agency. Also, in the event Company has reason to believe that Distributor is abusing usage of Company's card program, Company reserves the right to reasonably surcharge those card sales which are not in compliance with all requirements contained herein. Company may terminate these credit card acceptance provisions immediately upon written notice to Distributor without having liability to Distributor. Such termination of these credit card acceptance provisions is not Company's exclusive remedy for any such breach, and Company specifically reserves its right, dependent upon the circumstances to terminate its relationship with Distributor consistent with applicable law.

3.7	ASSIGNMENT OF CARD SALES TO THIRD PARTY

Company may arrange with a third party, such as a bank, to accept the direct assignment of certain cards, and/or for such third party to reimburse Distributor directly. In this case, the word “Company”, when used in this part, also means such authorized third party. Any such assignments shall be subject to the terms and conditions of the Agreement.

3.8	PCI COMPLIANCE

As Distributor have access to customer credit card information, including, but not limited to, the credit card number assigned by the card issuer that identifies the cardholder’s account or other cardholder personal information (the “Cardholder Data”), Distributor hereby acknowledges, and agrees to comply with the following obligations with respect to the security of such Cardholder Data:

(a)
Distributor shall comply with those certain card acceptance requirements set forth at the website referenced below (the “PCI-DSS Requirements”), as may be periodically updated, and the requirements set forth herein (or as periodically specified by Company) for the handling of Cardholder Data, including but not limited to submission of any relevant documentation and participation in audits with respect to compliance with PCI-DSS Requirements. Distributor hereby agrees to access the PCI-DSS Requirements at http://www.pcisecuritystandards.org; and periodically review such site for any updates to the PCI Requirements. Notwithstanding the foregoing, Company shall provide to Distributor copies of any PCI-DSS Requirements information provided to Company’s other customers.

(b)
Distributor acknowledges and agrees that Cardholder Data may only be used for assisting completing a card transaction, for fraud control services, for loyalty programs, or as specifically agreed to by card associations, Company, or as required by applicable law.

(c)
In the event of a breach or intrusion of or otherwise unauthorized access to Cardholder Data stored at or for Distributor, Distributor shall immediately notify Company, in manner required in PCI-DSS Requirements, and provide the applicable institution and their respective designees access to Distributor’s Locations and all pertinent records to conduct a review of Distributor’s compliance with these requirements. Distributor shall fully cooperate with any reviews of Distributor’s facilities and records provided for in this paragraph.

(d)
Distributor shall maintain appropriate business continuity procedures and systems to ensure security of Cardholder Data in the event of a disruption, disaster or failure of Distributor’s primary data systems. Distributor shall provide access to its security systems and procedures, as reasonably requested by Company.

(e)
To the extent Distributor’s conversion of the Card Processing Services from Company to Distributor or Distributor’s implementation of the Card Processing Solution may impact Company’s compliance with PCI-DSS Requirements, Distributor will submit such intended action to Company prior to institution of such action. Company will submit such intended action to its Qualified Security Assessor for review. Distributor will follow the guidance of such Qualified Security Assessor in the implementation of such action.

(f)	During the 24-month transition period, initial PCI obligations of the parties and PCI cooperation obligations are set forth in the TSA.

3.9	EPOS PROGRAM AND CREDIT CARD FEES

Distributor shall pay to Company the EPOS Program fees and charges as shown on Schedule 3.9, as such fees and charges are adjusted for all of Company’s distributor network and consistent with past practices. Distributor shall pay to Company the credit card fees and charges as shown on Schedule 3.9, as such fees and charges are adjusted for all of Company’s distributor network and consistent with past practices.

PART 4
STANDARDS AND IMAGE PROVISIONS

4.1	IMAGE
Distributor understands the importance of the image conveyed to the public at Locations authorized to display the Authorized Marks and to use Company's credit and debit card program in the sale of Motor Fuels under this Agreement. To maintain and further promote this image, Distributor shall professionally conduct its business in a manner at least consistent with minimum standards applicable to the Authorized Marks so as to reflect favorably and promote public acceptance of the Authorized Marks, and Company’s credit and debit card program as a specific condition of this Agreement. Except as has been disclosed to Distributor prior to the date hereof, all branded Locations on Schedule 1.1 shall be deemed to have met the applicable brand image requirements during the initial Contract Year of the Term.
To the extent image capital is related to refresh Locations or if related to Distributor’s rebranding one of Distributor’s legacy sites in order to meet supply volume obligations, Distributor shall pay for such reimaging. Notwithstanding the foregoing, during the 2018 Contract year, Company shall be responsible for costs relating to imaging upgrades to the extent required by Company’s Branded Suppliers during such period.
To the extent image capital is needed for sites providing growth volume, Distributor will provide such image capital. To the extent image capital is related to new sites (excluding growth requirement sites), Company shall provide investment capital in amounts up to what is typically provided to distributors in the applicable market.

4.2	MINIMUM STANDARDS AND REQUIREMENTS
Company or the applicable Branded Supplier has established minimum standards and requirements for each Distributor Location authorized to be identified with the Authorized Marks. These requirements are an integral and material part of this Agreement and will be updated from time-to-time by Company or the Branded Supplier and provided to Distributor in order to ensure that Locations identified with the Authorized Marks portray uniformly high standards of Motor Fuel product offering, as well as high standards of image, and cleanliness while serving the public.
Distributor, as a specific condition of being authorized to use the Authorized Marks, and Company's credit and debit card program, shall minimally comply with the following at the applicable Location(s) using the associated Authorized Marks:

(a)
Shall have an illuminated brand identification sign, illuminated price sign, and perimeter pole advertising sign in good condition (e.g. no cracked or broken faces or unpainted poles) prominently displayed on the premises. Company may allow alternative sign configurations as required by local restrictions.

(b)
Shall offer to the public Motor Fuel in grades as specified by Company from time-to-time, through modern electronic Motor Fuel dispensers with card readers, at self-serve, correct and current graphics and valances applicable to the particular Authorized Marks at a Location.

(c)
Shall follow Company’s or its Branded Supplier’s brand image installation process (including the use of approved contractors) as may be applicable at the time a new or substituted retail location is being rebranded.

(d)	Shall have each Location’s canopy columns, poles, island curbs painted with approved colors relating to the Authorized Marks.

(e)	Shall ensure that each Location’s driveway is paved and public areas properly maintained.

(f)	Shall prominently display the applicable brand identification signs applicable to the Authorized Marks being used at each Location, as permitted by applicable law and governmental regulations.

(g)
Shall be required to have a canopy as required by the standards of Company or the Branded Supplier associated with the applicable Authorized Marks at each Location, subject to any local zoning ordinances prohibiting it.

(h)
Shall purchase, at the lowest price charged to all distributors within Company’s network, and prominently display Motor Fuel gasoline point-of-sale advertising materials as required by Company at all Locations.

(i)	Shall promptly remove any out-of-date or soiled advertising signs or point-of-sale material.

(j)	Shall keep all Location premises clean, attractive and healthful at all times. Where applicable provide the public with clean, operable restrooms.

(k)
Shall employ, train, and manage enough qualified personnel, in full Company or Distributor approved uniform, to operate the Location, as the case may be, and treat customers in a friendly, courteous and professional manner.

(l)
Shall project an ongoing image of clean, wholesome facilities, where quality products are available for sale to the public, and shall participate at Distributor’s expense in Company’s Customer Best program, if applicable, or such comparable mystery shop program associated with other Authorized Marks.

(m)
Shall not accept or honor Company's credit card for the purchase of any motor fuel which is not Company's Branded Motor Fuel (unless otherwise permitted by Company), nor use any storage or dispensing equipment identified with Company's trademarks and trade names to dispense non-Company motor fuels.

(n)	Shall not engage in any activity which would deceive, confuse, or mislead the public as to the brand name of the motor fuel offered for sale.

(o)
Shall correct and promptly resolve any complaints or inquiries from customers, received by Distributor or Company regarding Distributor's operation or supply of Company's Branded Motor Fuel to Locations covered by this Agreement.

(p)
Shall not display or sell any adult/sophisticate magazines and/or materials at Branded Fuel Locations. Company, in its sole discretion, reserves the right to restrict and/or prohibit the display and sale of certain periodicals, drug paraphernalia and other merchandise which may be offensive to the general public.

(q)
Shall not display, offer for sale, distribute, promote, give away any illicit drug paraphernalia or other goods or items that alone or in combination may enable or promote use of illicit drugs at Locations selling Branded Motor Fuels.

(r)
Company's or the applicable Branded Supplier’s requirements are meant as a minimum standard for Distributor's operation and shall be reviewed from time-to-time by Company for Distributor compliance. If a Distributor Location does not meet such standards, Distributor will be provided thirty (30) days written notice to gain compliance at such Location. Failure by Distributor to maintain compliance with such minimum image standards and requirements shall be considered noncompliance with a material provision of this Agreement for which Company shall have the right to require the removal of all branding related to such Location.

(s)
Distributor agrees to replace, at Company’s expense, Company’s trademarks, tradenames, signage and advertising materials, as the case may be, in the event of a material change in such trademarks, tradenames, signage and advertising materials, upon Company’s request.

Notwithstanding the foregoing, Company and Distributor have agreed that, for a period ending on the first anniversary of the date of Closing, all of the Locations listed on Schedule 1.1 shall be deemed to be in compliance with the requirements of Section 4.2(a), (b), (c), (d), (e), (f) and (r), but only to the extent that such Locations have not been modified by Distributor during such period.

4.3	TREATMENT OF DEFICIENCIES
Company may require that a Location be notified and be debranded consistent with applicable law and the requirements of Section 4.2. If a Location is to be debranded, all trademarks, trade names, trade dress associated with the Authorized Marks and Company’s credit and debit card program materials must be removed from such Location.

4.4	STANDARDS AND REQUIREMEMENTS CHANGES
These Standards and Image Provisions are subject to change from time-to-time based on Company's experience and the requirements of the motoring public. Distributor shall comply with such required changes upon reasonable advance notice from Company.

4.5	COMBINED BRANDING STANDARDS
In each instance where Company Authorized Marks and Distributor’s trademarks, tradenames, signage and advertising materials shall be displayed in a combined manner at the Locations, Company and Distributor shall comply with the combined branding standards set forth in Schedule 4.5.

SCHEDULE 1.1
LOCATIONS, REGIONS, TERMINALS & BRANDS

[***]

SCHEDULE 1.4
FORMULA PRICES PER TYPE AND GRADE OF FUEL

[***]

SCHEDULE 1.5
EXPECTED ANNUAL SUPPLY MARGIN FOR EACH BASE LOCATION

[***]

SCHEDULE 2.1
INITIAL CASUALTY AND CONSTRUCTION SITES

[***]

SCHEDULE 2.8
EPOS CARD EQUIPMENT RENTAL RATES

No equipment is being leased.

SCHEDULE 3.9
EPOS PROGRAM AND CREDIT CARD FEES

EPOS Program Fees And Charges (Monthly, per Store): These fees cover connection cost to secure payment card network, PCI compliance, settlement file updates, card table changes, maintaining network pre-authorization table and maintaining and upgrading network software.

EPOS Information Fee: [***]

EPOS Software Fee (ASM/HD, depending upon POS system)*

Gilbarco:   [***]
Verifone:   [***]
Radiant:     [***]
Adder for sites with Radiant or Gilbarco Food Service Equipment: [***]
Fiscal (Varies by Site Type):  [***]

SageNet Network Communication Fee:

Type 2A - Managed BB w/ VSAT backup: [***]
Type 2E - Managed BB/VSAT Dedicated Credit: [***]
Type 3A - Managed BB w/ Dial Backup: [***]
Type 3E - Managed BB Only (Valero or Chevron Sagenet): [***]
Type 4 - PRYSM Only: [***]

Branded Supplier and Branded Supplier Partner Fees:  Pass Through

* Distributor may discontinue Company’s program with respect to any or all of the EPOS software providers, in which case Company and its affiliates, solely to the extent that Company and its affiliates are unable to provide the relevant services because of Distributor’s failure to pay the discontinued provider, will have no further obligations to Distributor with respect to such services under the Transition Services Agreement or this Agreement.

Credit Card Fees:

CARD TYPE	% of SALES	PER TRANSACTION
Visa Credit	[***]	[***]
Visa Debit	[***]	[***]
MasterCard Credit	[***]	[***]
MasterCard Debit	[***]	[***]
American Express	[***]	[***]
Discover	[***]	[***]
Pin Debit	[***]	[***]
Stripes Gift Card	[***]	[***]
Sunoco Consumer Card	[***]	[***]
Sunoco Corporate Card	[***]	[***]
SunTrak	[***]	[***]
WEX	[***]	[***]
Voyager	[***]	[***]
Universal	[***]	[***]

SCHEDULE 4.5
COMBINED BRANDING STANDARDS

ELEVEN®
citibank
7-ELEVEN

Please provide initials and date of approval below

SEI - (Ben Rajabi) ____________________

SEI - (Oleta Martin) ____________________

Job Location: VARIOUS

Date: January 19, 2018

CUMMINGS

D-ORDER# 92299.02 TDP

Project Mgr.: Jenny Hodges

jenny.hodges@cummingssigns.com

Page: 1 of 3

SCALE: 1/4" = 1'-0"

DF PYLON SIGNS

4"
7'-1/4"
4"
20'-6"
7'-0"
5'-2"
4'-10"
4'-2"
ELEVEN
SUNOCO
Regular
Plus
Ultra 93
4'-5"
5'-2"
4'-10"
6'-1"
7'-0"
5'-2"
1'-11"
6'-5"

CONCEPT ONLY
NOT FOR MANUFACTURING

Job Location: VARIOUS

Date: January 19, 2018

CUMMINGS

D-ORDER# 92299.02 TDP
Project Mgr.: Jenny Hodges
jenny.hodges@cummingssigns.com
Page: 2 of 3

SCALE: 1/4" = 1'-0" DF PYLON SIGNS

4"
7'-1/4"
4"
20'-6"
7'-0"
5'-2"
4'-10"
1'-11"
1'-7"
ELEVEN
SUNOCO
Regular
Plus
Ultra 93
Diesel
8.88 9/10
8.88 9/10
8.88 9/10
8.88 9/10

4"
7'-1/4"
4"
20'-6"
4'-5"
5'-2"
4'-10"
1'-11"
4'-2"
ELEVEN
SUNOCO
Regular
Plus
Ultra 93
Diesel
8.88 9/10
8.88 9/10
8.88 9/10
8.88 9/10

CONCEPT ONLY
NOT FOR MANUFACTURING

Job Location: VARIOUS

Date: January 19, 2018

CUMMINGS

D-ORDER# 92299.02 TDP
Project Mgr.: Jenny Hodges
jenny.hodges@cummingssigns.com
Page: 3 of 3